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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common stock, par value $0.01 per share	69,000,000 shares	$18.65	$1,286,850,000	$149,531.97

(1)
Calculated pursuant to Rule 457(r) under the Securities Act.

Prospectus Supplement to Prospectus dated July 17, 2014

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-186743

NorthStar Realty Finance Corp.

60,000,000 Shares

Common Stock

           This is a public offering of common stock of NorthStar Realty Finance Corp. We are offering 12,000,000 shares of our common stock and we have entered into a forward sale agreement with an affiliate of Deutsche Bank Securities Inc., which we refer to, in such capacity, as the forward purchaser. The forward purchaser or its affiliate will primarily borrow from third parties and sell to the underwriters 48,000,000 shares of our common stock.

           We will receive proceeds in this offering from the sale of the shares of common stock that we are issuing and selling in this offering but we will not initially receive any proceeds from the sale of the shares of our common stock by the forward purchaser or its affiliate to the underwriters. We expect to settle the forward sale agreement and receive proceeds, subject to certain adjustments, from the sale of those shares of our common stock only upon one or more future physical settlements of the forward sale agreement on one or more dates specified by us within approximately six months after the date of this prospectus supplement. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock for cash proceeds, we may elect to cash or net share settle our obligations under the forward sale agreement, in which case, we may owe cash or shares of our common stock to the forward purchaser. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

           If the forward purchaser or its affiliate is unable to borrow, or unable to borrow at a cost no greater than a specified amount, and deliver for sale on the anticipated closing date of this offering, all of the shares of our common stock to be sold by the forward purchaser or its affiliate to the underwriters, we will issue and sell to the underwriters, at the public offering price per share less the underwriting discounts and commissions per share, a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and sell.

           Our common stock is traded on the New York Stock Exchange under the symbol "NRF." On February 27, 2015, the last reported sale price of our common stock was $19.22 per share.

           Investing in our common stock involves risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement, page 8 of the accompanying prospectus and on page 21 of our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of certain risks relevant to an investment in our common stock.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$18.65	$1,119,000,000

Underwriting discounts and commissions(1)	$0.51	$30,600,000

Proceeds, before expenses, to us(2)	$18.14	$1,088,400,000

(1)
See "Underwriting."

(2)
We expect to receive net proceeds from the sale of our common stock, before fees and estimated expenses, of approximately $1.09 billion, including from the initial issuance and sale by us of 12,000,000 shares of our common stock to the underwriters and upon full physical settlement of the forward sale agreement, which we expect will occur on one or more dates specified by us within approximately six months after the date of this prospectus supplement. For the purposes of calculating the aggregate net proceeds, before expenses, to us, we have assumed that the forward sale agreement is physically settled in whole based on the initial forward sale price of $18.14 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreement entirely by the physical delivery of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement, which would also cause the net proceeds we receive, if any, to vary. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

           The underwriters have been granted the right to purchase up to 9,000,000 additional shares of our common stock within 30 days after the date of this prospectus supplement, which shares would be sold to the underwriters directly by the forward purchaser or its affiliate, at the public offering price per share less the underwriting discounts and commissions. If such option is exercised, for any such exercise, the number of shares of our common stock underlying the forward sale agreement will be increased based on the number of shares of our common stock that the forward purchaser or its affiliate has sold to the underwriters pursuant to the exercise of such option. If the underwriters exercise the option in full, the underwriting discounts and commissions will be $35,190,000, and proceeds to us, before fees and expenses, if such option shares are issued on or before March 9, 2015, will be approximately $1.25 billion (assuming full physical settlement of the forward sale agreement at the initial forward price of $18.14 per share). If the forward purchaser or its affiliate is unable to borrow, or unable to borrow at a cost no greater than a specified amount, and deliver for sale, on the delivery date for the additional shares of our common stock to be sold pursuant to the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and sell and, under such circumstances, the number of shares of our common stock underlying the forward sale agreement will not be increased in respect of the number of shares of our common stock that we issue and sell to the underwriters.

Delivery of the shares in this offering against payment is expected to be made on or about March 6, 2015.

Joint Book-Running Managers

Deutsche Bank Securities      UBS Investment Bank

Morgan Stanley    BofA Merrill Lynch    Barclays    Citigroup    Credit Suisse    J.P. Morgan

Co-Managers

FBR          JMP Securities          MLV & Co.

The date of this prospectus supplement is March 3, 2015.

        We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus prepared by us. We have not, and the underwriters and the forward purchaser (or the forward purchaser's affiliate) have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not, and the underwriters and the forward purchaser (or the forward purchaser's affiliate) are not, making an offer of these securities in any state where the offer is not permitted. In addition, we are not, and the underwriters and the forward purchaser are not, making an offer of these securities in any Member State of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC, as amended) (each, a "Relevant Member State"), except in circumstances where such offer shall not result in a requirement for us, any underwriter or the forward purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive, provided that the securities can otherwise be lawfully marketed or sold in compliance with the applicable rules and regulations of each such Relevant Member State. The information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any such shares of our common stock. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, any applicable free writing prospectus prepared by us and the documents we incorporate by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "project," "predict," "continue," "future" or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, those relating to the operating performance of our investments, our liquidity and financing needs, the effects of our current strategies and investment activities, our ability to grow following the spin-off of our asset management business and the entry into a long-term management contract with an affiliate of NorthStar Asset Management Group Inc., or NSAM, and our ability to raise and effectively deploy capital. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements and you should not unduly rely on these statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward-looking statements. These factors include, but are not limited to:

  •
  the merger with Griffin-American Healthcare REIT II, Inc., or GAHR II, and acquisition of its healthcare real estate portfolio may not have the full strategic and financial benefits that we expect;

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  adverse domestic or international economic conditions and the impact of the commercial real estate industry;

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  access to debt and equity capital and our liquidity;

  •
  our use of leverage and our ability to comply with the terms of our borrowing arrangements;

  •
  our ability to obtain mortgage financing on our real estate portfolio on favorable terms or at all;

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  the effect of economic conditions on the valuation of our investments;

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  our ability to acquire attractive investment opportunities;

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  the spin-off of our asset management business may not have the full or any strategic and financial benefits that we expect;

  •
  our performance pursuant to a long-term management contract with an affiliate of NSAM, as our manager, and the effects of becoming an externally-managed company, including our reliance on NSAM and its affiliates and subadvisors/co-venturers in providing management services to us, the payment of substantial base and potential incentive fees to our manager, the allocation of investments by our manager among us and the manager's other managed companies and strategic vehicles and various conflicts of interest in our relationship with NSAM;

  •
  our ability to close the transactions that we have under contract on the terms anticipated, if at all, including the agreements to acquire approximately $1.9 billion of real estate in Europe referenced under "Use of Proceeds" below;

  •
  the impact of adverse conditions effecting a specific asset class in which we have investments, such as healthcare, hotel, manufactured housing, multi-tenant office and limited partnership interests in real estate private equity funds;

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  the impact of our growth outside of the United States and any related impact of the proposed spin-off of our European real estate business;

  •
  the proposed spin-off of our European real estate business may not have the full or any strategic and financial benefits that we expect or such benefits may be delayed or may not materialize at all;

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  performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

  •
  the impact of economic conditions on the tenants/operators/residents/guests of the real property that we own as well as on the borrowers of the commercial real estate debt we originate and acquire and the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest;

  •
  tenant/operator or borrower defaults or bankruptcy;

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  illiquidity of properties in our portfolio;

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  our ability to grow and profit from our commercial real estate origination activities;

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  our ability to realize the value of the bonds and equity we purchased and/or retained in our collateralized debt obligations, or CDO, financing transactions and other securitization financing transactions and our ability to complete securitization financing transactions on terms that are acceptable to us, if at all;

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  our ability to meet various coverage tests with respect to our CDO financing transactions;

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  our ability to realize current and expected return over the life of our investments;

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  any failure in our due diligence to identify all relevant facts in our underwriting process or otherwise;

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  the impact of credit rating downgrades;

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  our ability to manage our costs in line with our expectations and the impact on our cash available for distribution;

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  environmental compliance costs and liabilities;

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  effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

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  competition for investment opportunities;

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  the possibility that the net asset value of interests in certain real estate private equity funds we acquired do not necessarily reflect the fair value of such fund interests or that the actual amount of our future capital commitments underlying such fund interests varies materially from our expectations;

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  regulatory requirements with respect to our business, and the related cost of compliance;

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  changes in domestic or international laws or regulations governing various aspects of our business;

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  the loss of our exemption from the definition of an "investment company" under the Investment Company Act of 1940, as amended;

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  competition for qualified personnel and our ability to retain key personnel;

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  the effectiveness of our portfolio management techniques and strategies;

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  the impact of damage to our brand and reputation resulting from internal or external causes;

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  failure to maintain effective internal controls and disclosure controls and procedures;

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  compliance with the rules governing real estate investment trusts; and

  •
  the factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our other filings with the Securities and Exchange Commission, or SEC.

        The foregoing list of factors is not exhaustive. Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the SEC.

        New factors that could cause actual results to differ materially from those described in forward-looking statements after the date hereof emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward looking statement. Any forward looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information without restating that information in this document. The information incorporated by reference into this prospectus supplement is considered to be part of this prospectus supplement, and information we file with the SEC from the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and documents listed below. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC as described below. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015, which we refer to as our Form 10-K, and Amendment No. 1 to our Form 10-K, filed on Form 10-K/A on March 2, 2015;

  •
  the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2013, provided in our definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders filed on August 7, 2014;

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  our Current Reports on Form 8-K filed on July 22, 2014, September 9, 2014 (but only the disclosure provided under Item 5.07 contained therein), September 26, 2014, December 3, 2014, December 9, 2014 (but only the disclosure provided under Item 9.01 contained therein) and February 20, 2015; and

v

  •
  the description of our common stock contained in our registration statement on Form 8-A filed on October 25, 2004, as it may be amended from time-to-time.

        We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus supplement. We will provide this information upon written or oral request at no cost to the requester. Requests for these documents should be directed to us at the following address:

NorthStar Realty Finance Corp.
Attention: General Counsel
399 Park Avenue, 18th Floor
New York, NY 10022
Telephone: (212) 547-2600

        We are also incorporating by reference any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, except to the extent that all or any portion of such filing is "furnished" rather than "filed" by us with the SEC for purposes of Section 18 of the Exchange Act or otherwise. You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the address above.

CERTAIN TERMS; CURRENCY INFORMATION

        Unless otherwise noted or unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to:

  •
  "we," "us," "our," "the Company," or similar references means NorthStar Realty Finance Corp. and its subsidiaries unless the context otherwise requires, and references to "NorthStar" refer only to NorthStar Realty Finance Corp. and not its subsidiaries, in each case after giving effect to the internal company reorganization and the spin-off of our asset management business on June 30, 2014 into NorthStar Asset Management Group Inc., a separate publicly traded company.

  •
  "NSAM" or "our manager" are to NorthStar Asset Management Group Inc. and its consolidated subsidiaries unless the context otherwise requires.

  •
  Unless the context otherwise requires or indicates, amounts presented in this prospectus supplement that are in a foreign currency are presented in U.S. Dollars based on exchange rates as of February 20, 2015.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks set forth under the caption "Risk Factors" included in this prospectus supplement, the accompanying prospectus and in our Form 10-K, as well as the historical and pro forma consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

 Our Company

        We are a diversified commercial real estate company with 82% of our total assets invested in real estate. We invest in multiple asset classes across commercial real estate, or CRE, that we expect will generate attractive risk-adjusted returns and may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments, both in the United States and internationally, with a current focus on Europe. We seek to generate stable cash flow for distribution to our stockholders through our diversified portfolio of global commercial real estate assets and in turn build long-term franchise value. Effective June 30, 2014, we are externally managed and advised by an affiliate of NSAM (NYSE: NSAM). We are a Maryland corporation and completed our initial public offering in October 2004. We conduct our operations so as to continue to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

        Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "NRF." Our principal executive office is located at 399 Park Avenue, 18th Floor, New York, New York 10022 and our phone number is (212) 547-2600.

Recent Developments

Proposed Spin-off of NorthStar Realty Europe Corp.

        On February 26, 2015, we announced that our board of directors unanimously approved a plan to spin-off our European real estate business, or the Proposed European Spin, into a newly-formed publicly-traded REIT, NorthStar Realty Europe Corp., or NRE, expected to be listed on the NYSE and potentially in Europe. Currently, we have acquired or have committed to acquire approximately $2 billion of European real estate comprised of 50 properties spanning across some of Europe's top markets that will be contributed to NRE upon the completion of the Proposed European Spin. The European healthcare properties that we acquired from GAHR II in December 2014 will not be contributed to NRE in the Proposed European Spin. NSAM will manage NRE pursuant to a long-term management agreement, on substantially similar terms as our management agreement with NSAM.

        We expect the Proposed European Spin to be completed in the second half of 2015. However, there can be no assurance that the Proposed European Spin will be completed as anticipated or at all. Our ability to complete the Proposed European Spin is subject to, among other things, the SEC declaring the registration statement on Form 10 to be filed with regard to the Proposed European Spin effective, the filing and approval of an application to list NRE's common equity on the NYSE (and, potentially, on one or more European exchanges), obtaining all necessary consents and approvals, and the final approval and declaration of the distribution by our board of directors. Failure to complete the Proposed European Spin could negatively affect the trading price of our common stock. Stockholder approval will not be required or sought in connection with the Proposed European Spin.

        In addition, the Proposed European Spin may not have the full or any strategic and financial benefits that we expect, or such benefits may be delayed. The anticipated benefits of the Proposed European Spin are based on a number of assumptions, which may prove incorrect. For example, we believe that investors and analysts will regard NRE's focused European real estate business more favorably as a separate company than as part of our existing portfolio and strategy and thus place a greater value on NRE as a separate public company than as a business that is a part of ours. In the event that the Proposed European Spin does not have these and other expected benefits, the costs associated with the transaction, including an expected increase in general and administrative expenses, could have a negative effect on our financial condition and ability to make distributions to the stockholders of each company. NRE is expected to qualify as a REIT for federal income tax purposes. We expect that the Proposed European Spin will be treated for tax purposes as a distribution to our common stockholders equal to the fair market value of the distributed NRE shares.

        For more information about the Proposed European Spin, including certain risks and tax consequences associated with the Proposed European Spin, see "Risk Factors" in our Form 10-K and "Additional Material Federal Income Tax Consequences—Tax Considerations Relating to the Proposed European Spin" below.

Common Stock Dividend

        On February 25, 2015, we declared a dividend of $0.40 per share of common stock. This dividend will be paid on March 13, 2015 to our common stockholders of record as of the close of business on March 9, 2015.

 THE OFFERING

        The following information is based on the number of shares of our common stock outstanding as of February 27, 2015, which was 309,474,099 shares, and assumes that the underwriters do not exercise their option to purchase up to 9,000,000 additional shares of our common stock from the forward purchaser or its affiliate (or from us under certain circumstances), the forward purchaser is able to borrow and deliver all of the 48,000,000 shares of our common stock that it has agreed to sell to the underwriters, and no event occurs that would require us to issue and sell shares of our common stock to the underwriters in lieu of the forward purchaser or its affiliate selling those shares to the underwriters.

Issuer	NorthStar Realty Finance Corp.
Shares of Common Stock Offered by Us	12,000,000 shares.
Shares of Common Stock Offered by the Forward Purchaser or its Affiliate	48,000,000 shares.
Shares of Common Stock to be Outstanding after the Sale of Common Stock by Us and the Settlement of the Forward Sale Agreement Assuming Full Physical Settlement

369,474,099 shares of our common stock.(1) The number of shares of our common stock to be outstanding after the sale of common stock by us and settlement of the forward sale agreement assuming full physical settlement assumes that none of the 3,593,515 deferred long-term incentive plan units issued pursuant to our equity incentive plan have been redeemed for shares of our common stock and that none of the 2,290,089 long-term performance restricted stock units issued pursuant to our executive incentive bonus plan have been earned and settled in shares of our common stock. Deferred long-term incentive plan units may be converted into long-term incentive plan units structured as profits interests, which may then be converted into common units of limited partnership interest in an operating partnership we may form in the future and subsequently shares of our common stock.

Use of Proceeds	We will receive proceeds from the 12,000,000 shares of our common stock that we issue and sell in this offering, but we will not initially receive any proceeds from the sale of the shares of our common stock borrowed by the forward purchaser or its affiliate.

(1)
The forward purchaser has advised us that it intends to acquire shares of our common stock to be sold under this prospectus supplement primarily through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until final settlement of the forward sale agreement, which we expect will occur on one or more dates specified by us within approximately six months after the date of this prospectus supplement. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

Assuming that the forward sale agreement is physically settled in whole based on the assumed initial forward sale price of $18.14 per share (the public offering price per share of our common stock in this offering less the underwriting discounts and commissions per share as set forth on the cover of this prospectus supplement), we expect to receive net proceeds of approximately $1.08 billion (including from the 12,000,000 shares of our common stock issued and sold by us in this offering), after deducting fees and estimated expenses related to the offering and the forward sale agreement. The forward sale price is subject to certain adjustment pursuant to the forward sale agreement. Unless the federal funds rate increases substantially before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

If, however, we elect to cash settle the forward sale agreement, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward purchaser). If we elect to net share settle the forward sale agreement in full, we would not receive any proceeds from the forward purchaser.

We intend to use the net proceeds from the sale of the 12,000,000 shares of our common stock we are offering and any net proceeds that we receive upon the settlement of the forward sale agreement for general corporate purposes, which may include, among other things:

•

funding the equity portion of (i) the approximate €1.1 billion ($1.3 billion) purchase price for the acquisition of a European office portfolio comprised of 11 Class A office properties located across gateway cities in seven of Europe's top markets, and (ii) the approximate €500 million ($600 million) purchase price for a European real estate portfolio comprised of 38 properties diversified across eight countries;

•

the repayment of our indebtedness, including amounts outstanding under our corporate revolving credit facility with an affiliate of Deutsche Bank Securities Inc., as the administrative and collateral agent, and the lenders party thereto which accrues interest at a per annum rate equal to LIBOR plus 3.50% (or 3.67% per annum as of February 27, 2015) and is due on August 5, 2017; and

• additional potential acquisitions of healthcare, hotel, manufactured housing, net lease, multifamily and office properties, private equity fund interests and loan originations.

Accounting Treatment of the Transaction

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Accordingly, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward sale price, which is initially $18.14 per share, subject to increase or decrease based on the federal funds rate, less the stock loan rate specified in the forward sale agreement, and subject to decrease by amounts related to expected dividends on our common stock during the term of the forward sale agreement.

Restrictions on Ownership

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the Code, among other purposes, our charter generally prohibits any Person (as such term is defined in our charter) from directly or indirectly owning more than 9.8% in value of the aggregate outstanding shares of our stock, or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock. Our board of directors has discretion to grant exemptions, either prospectively or retrospectively, from the 9.8% ownership restrictions, subject to its receipt of certain representations and undertakings and such terms and conditions as it deems appropriate. These restrictions on ownership of our common stock and preferred stock are intended to preserve our qualification as a REIT for U.S. federal income tax purposes. See "Description of Common and Preferred Stock—Transfer Restrictions" in the accompanying prospectus for further information about these restrictions.

Distribution Policy

We are required to distribute at least 90% of our REIT taxable income each year (subject to certain adjustments) in order to qualify as a REIT under the Code. To maintain our qualification as a REIT, we intend to continue to make regular quarterly distributions to the holders of our common stock and preferred stock. A portion of our distributions may be treated as a return of capital for federal income tax purposes. Distributions will be made at the discretion of our board of directors, subject to applicable law.

Settlement Date	Delivery of the shares of our common stock will be made against payment for the shares on or about March 6, 2015.

Risk Factors

See "Risk Factors" beginning on page S-7 of this prospectus supplement, on page 8 of the accompanying prospectus and on page 21 of our Form 10-K for a discussion of certain considerations relevant to an investment in our common stock.

NYSE Symbol	NRF

RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider, among other factors, the risk factors described below and the risk factors described under the caption "Risk Factors" beginning on page 8 of the accompanying prospectus and beginning on page 21 of our Form 10-K.

Risks Related to Our Common Stock

The market price for our common stock after this offering may be lower than the offering price and our stock price may be volatile.

        The price at which our common stock may sell in the public market after this offering may be lower than the price at which it was sold by the underwriters. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of factors that are beyond our control or unrelated to our operating results.

We may issue additional shares of our common or preferred stock that may cause dilution and may depress the market price of our issued and outstanding common stock.

        We may issue additional shares of our common or preferred stock in connection with future equity offerings and upon conversion, exchange or settlement of our other outstanding securities. We may also undertake offerings of securities convertible into shares of our common or preferred stock. Our charter authorizes us to issue additional authorized but unissued shares of our common and preferred stock and authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. In addition our board of directors, without stockholder approval, may classify or reclassify any unissued shares of our common or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. Our board of directors could establish and issue shares of a series of our common or preferred stock that have preference rights over the issued and outstanding shares of our common or preferred stock with respect to dividends, liquidation, voting and other matters. Any of the foregoing transactions, whether conducted through the public markets or in private placements, could be substantially dilutive to the holders of our common stock and may depress the market price of our common stock.

Risks Related to the Forward Sale Agreement

The settlement provisions contained in the forward sale agreement subject us to certain risks.

        The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to settle on a date specified by the forward purchaser if:

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  the forward purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to its forward sale agreement;

  •
  the forward purchaser is unable after using commercial reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a rate that is greater than the borrow cost specified in the forward sale agreement, subject to a prior notice requirement;

  •
  we declare a dividend or distribution on our common stock of (i) any cash dividend other than a quarterly cash dividend in an amount equal to $0.40, (ii) share capital or other securities of another issuer acquired or owned (directly or indirectly) by us as a result of a spin-off or similar transaction, (iii) any other type of securities (other than our common stock), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by the forward purchaser or (iv) any "Extraordinary Dividend" (as determined in accordance with the forward sale agreement);

  •
  the traded price per share of our common stock falls below one-half of the initial forward price;

  •
  an extraordinary event (as such term is defined in such forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) occurs, or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or

  •
  certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement, our bankruptcy or a change in law (as such terms are defined in the forward sale agreement).

        The forward purchaser's decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

        The forward sale agreement provides for settlement on one or more settlement dates within approximately six months after the date of this prospectus supplement, subject to acceleration by the forward purchaser upon the occurrence of certain events. The forward sale agreement will be physically settled by delivery of our common stock, unless we elect to cash settle or net share settle the forward sale agreement if we conclude that it is in our interests to cash settle or net share settle. For example, we may conclude that it is in our interests to cash settle or net share settle if we have no then current use for all or a portion of the net proceeds that we would receive upon physical settlement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of our common stock in connection with physical settlement or, to the extent we are obligated to deliver our common stock, net share settlement will result in dilution to our earnings per share, dividends per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect the forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock or to terminate other transactions in order to unwind its, or its affiliate's, hedge positions related to the forward sale agreement. In addition, the purchase of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement.

        The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less the stock loan rate specified in the forward sale agreement and will be decreased based on amounts related to expected dividends on our common stock during the term of the forward sale agreement. If the federal funds rate is less than the stock loan rate on any day, the interest factor will result in a daily reduction of the forward sale price.

        If the market value of our common stock during the unwind period under the forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the forward purchaser under the forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment. If the market value of our common stock during the relevant unwind period under the forward sale agreement is below the forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. See "Underwriting—Forward Sale Agreement" for information on the forward sale agreement.

In case of NorthStar's bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

        If NorthStar files for or consents to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or NorthStar or a regulatory authority with jurisdiction over NorthStar presents a petition for its winding-up or liquidation, and NorthStar consents to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates, we would not be obligated to deliver to the forward purchaser any shares of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

 USE OF PROCEEDS

        We will receive proceeds from the 12,000,000 shares of our common stock that we issue and sell in this offering, but we will not initially receive any proceeds from the sale of the shares of our common stock borrowed by the forward purchaser or its affiliate.

        Assuming that the forward sale agreement is physically settled in whole based on the assumed initial forward sale price of $18.14 per share (the public offering price per share of our common stock in this offering less the underwriting discounts and commissions per share as set forth on the front cover of this prospectus supplement), we expect to receive net proceeds of approximately $1.08 billion (including from the 12,000,000 shares of our common stock issued and sold by us in this offering), after deducting fees and estimated expenses related to the offering and the forward sale agreement). The forward sale price is subject to certain adjustments pursuant to the forward sale agreement. Unless the federal funds rate increases substantially before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

        If, however, we elect to cash settle the forward sale agreement, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward purchaser). If we elect to net share settle the forward sale agreement in full, we would not receive any proceeds from the forward purchaser.

        We intend to use the net proceeds from the sale of the 12,000,000 shares of our common stock that we issue and sell in this offering and any net proceeds that we receive upon the settlement of the forward sale agreement for general corporate purposes, which may include, among other things:

  •
  funding the equity portion of (i) the approximate €1.1 billion ($1.3 billion) purchase price for the acquisition of a European office portfolio comprised of 11 Class A office properties located across gateway cities in seven of Europe's top markets, and (ii) the approximate €500 million ($600 million) purchase price for a European real estate portfolio comprised of 38 properties diversified across eight countries;

  •
  the repayment of our indebtedness, including amounts outstanding under our corporate revolving credit facility with an affiliate of Deutsche Bank Securities, Inc. as the administrative and collateral agent and the lenders party thereto which accrues interest at a per annum rate equal to LIBOR plus 3.50% (or 3.67% per annum as of February 27, 2015) and is due on August 5, 2017; and

  •
  additional potential acquisitions of healthcare, hotel, manufactured housing, net lease, multifamily and office properties, private equity fund interests and loan originations.

 ACCOUNTING TREATMENT

        Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Accordingly, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward price.

PRICE RANGE OF COMMON STOCK AND DIVIDEND PAYMENTS

        Our common stock is listed on the NYSE under the symbol "NRF." The table below sets forth, for the periods indicated, the high and low closing stock prices per share and the quarter-end closing stock prices per share of our common stock, as reported by the NYSE, and dividends declared per share in respect of our common stock. All share prices and dividends in respect of our common stock corresponding to dates prior to or declared with respect to periods prior to July 1, 2014 have been adjusted in the table below to reflect the one-for-two reverse stock split completed on June 30, 2014. All share prices and dividends in respect of our common stock corresponding to dates prior to or declared with respect to periods subsequent to the June 30, 2014 in the table below give effect to the one-for-two reverse stock split completed on June 30, 2014. Due to our internal reorganization and distribution of our asset management business to our common stockholders in the form of shares of NSAM, each of which occurred on June 30, 2014, price ranges and dividends declared in respect of our common stock on or prior to June 30, 2014 are not comparable to price ranges or dividends declared in respect of our common stock after June 30, 2014.

Period	High	Low	Close	Dividends
2012
First Quarter	$11.56	$9.80	$10.82	$0.300
Second Quarter	$11.88	$9.90	$10.44	$0.320
Third Quarter	$12.86	$10.58	$12.72	$0.340
Fourth Quarter	$14.08	$11.48	$14.08	$0.360
2013
First Quarter	$19.32	$14.62	$18.96	$0.380
Second Quarter	$20.32	$16.60	$18.20	$0.400
Third Quarter	$20.04	$17.22	$18.56	$0.420
Fourth Quarter	$26.90	$18.30	$26.90	$0.500
2014
First Quarter	$32.62	$27.36	$32.28	$0.500
Second Quarter	$35.28	$29.34	$34.76	$0.500
Third Quarter	$18.86	$16.10	$17.67	$0.400
Fourth Quarter	$18.71	$16.78	$17.58	$0.400	(1)
2015
First Quarter through February 27, 2015	$19.46	$17.73	$19.22		(2)

(1)
On February 25, 2015, we declared a dividend of $0.40 per share of common stock. This dividend will be paid on March 13, 2015 to our common stockholders of record as of the close of business on March 9, 2015.

(2)
No dividend has yet been declared with respect to the first quarter of 2015.

        On February 27, 2015, the closing sale price for a share of NRF common stock, as reported on the NYSE, was $19.22.

 DISTRIBUTION POLICY

        We intend to distribute at least 90% of our taxable income each year (subject to certain adjustments as described below) to our stockholders in order to qualify as a REIT under the Code. In order to qualify for taxation as a REIT, we intend to make annual distributions to our stockholders of an amount at least equal to:

  •
  90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain); plus

  •
  90% of the excess of our after-tax net income, if any, from foreclosure property over the tax imposed on such income by the Code; less

  •
  the sum of certain items of non-cash income (as determined under Section 857 of the Code).

        Generally, we expect to distribute 100% of our REIT taxable income so as to avoid corporate income and excise taxes on our undistributed REIT taxable income. The actual amount and timing of distributions, however, will be at the discretion of our board of directors and will depend upon our financial condition in addition to the requirements of the Code and other applicable law.

        To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in this offering or future offerings (and thus all or a portion of such distributions may constitute a return of capital for federal income tax purposes). We also may seek to obtain a private letter ruling from the Internal Revenue Service, permitting us to make a taxable distribution of our stock. We do not currently intend to make taxable distributions of our stock.

 ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        This summary supplements the discussion contained under the caption "Federal Income Tax Consequences of our Status as a REIT" in the accompanying prospectus which are incorporated by reference herein and should be read in conjunction therewith.

Tax Considerations Relating to the Proposed European Spin

  Tax Treatment of the Proposed European Spin in General

        For federal income tax purposes, the Proposed European Spin will not be eligible for treatment as a tax-deferred distribution by us with respect to our common stock. Accordingly, the Proposed European Spin, if completed, will be treated as if we had distributed to each of our stockholders an amount equal to the fair market value of the NRE common stock received by such stockholder, determined as of the date of the Proposed European Spin (such amount, the "distribution amount"). The federal income tax consequences of the Proposed European Spin to our stockholders are thus generally the same as the federal income tax consequences of cash distributions by us. U.S. stockholders should refer to "Federal Income Tax Consequences of Our Status as a REIT—Taxation of Taxable U.S. Stockholders—Taxation of U.S. Stockholders on Distributions on Our Common Stock." and "—Capital Gains and Losses" in the accompanying prospectus, and non-U.S. stockholders should refer to "Federal Income Tax Consequences of Our Status as a REIT—Taxation of Non-U.S. Stockholders" in the accompanying prospectus (as amended as set forth in "—Taxation of Non-U.S. Stockholders" below) for a description of the federal income tax consequences of cash distributions by us.

        Although we will ascribe a value to the NRE common stock distributed in the Proposed European Spin, this valuation is not binding on the Internal Revenue Service, or IRS, or any other taxing authority. These taxing authorities could ascribe a higher valuation to the distributed NRE common stock, particularly if, following the distribution, NRE's common stock trades at prices significantly above the value ascribed to the common stock by us. Such a higher valuation may affect the distribution amount and thus the federal income tax consequences of the Proposed European Spin to our stockholders.

        We will be required to recognize any gain, but will not be permitted to recognize any loss, with respect to the NRE shares that we distribute in the Proposed European Spin. Because we expect NRE to qualify as a REIT for federal income tax purposes, we expect any gain we recognize as a result of the Proposed European Spin will be qualifying income for purposes of both the 75% gross income test and the 95% gross income test applicable to REITs. In the event that NRE does not qualify as a REIT, any gain we recognize as a result of the Proposed European Spin will be qualifying income for the 95% gross income test but will not be qualifying income for purposes of the 75% gross income test.

  Tax Basis and Holding Period of NRE Shares Received by Holders of Our Common Stock.

        A stockholder's tax basis in shares of NRE common stock received in the Proposed European Spin (including any fractional shares deemed to be received, as described above) generally will equal the fair market value of such shares on the date of the distribution, and the holding period for such shares will begin the day after the date of the distribution.

  Time for Determination of the Tax Impact of the Proposed European Spin.

        The actual tax impact of the Proposed European Spin will be affected by a number of factors that are unknown at this time, including our final earnings and profits for the year in which the distribution occurs (including as a result of the gain, if any, we recognize in the distribution), the fair market value of NRE's common stock on the date of the distribution and sales of capital assets during the year of the distribution. Thus, a definitive calculation of the federal income tax impact of the Proposed

European Spin will not be possible until after the end of the calendar year in which the distribution occurs. We will notify our stockholders of the tax attributes of the distribution (including the distribution amount) on an IRS Form 1099-DIV.

  Withholding of Amounts Distributable to Non-U.S. Stockholders in the Proposed European Spin.

        If we are required to withhold any amounts otherwise distributable to a non-U.S. stockholder in the Proposed European Spin, we or other applicable withholding agents will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of NRE common stock that such non-U.S. stockholder would otherwise receive, and such stockholder may bear brokerage or other costs for this withholding procedure. A non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amounts withheld exceeded the non-U.S. stockholder's U.S. tax liability for the year in which the distribution occurred.

Requirements for Qualification as a REIT

  Taxable REIT Subsidiaries and Gross Income Tests—Rents from Real Property

        As discussed in the accompanying prospectus under "Federal Income Tax Consequences of Our Status as a REIT—Requirements for Qualification—Taxable REIT Subsidiaries" and "—Requirements for Qualification—Gross Income Tests—Rents from Real Property," a REIT may lease qualified health care properties or qualified lodging facilities to a taxable REIT subsidiary ("TRS") which, in turn, engages "eligible independent contractors" to operate such properties. Such an arrangement is referred to as a "RIDEA structure."

        We have acquired interests in multiple joint ventures owning multiple hotel portfolios. Those investments are organized in RIDEA structures pursuant to which we invested in: (1) a joint venture partnership owning the fee interests in the hotels through a disregarded subsidiary; and (2) the joint venture partnership owning the operating lessees through a TRS. We also recently placed a portfolio of healthcare properties into a RIDEA structure. The operating lessees have engaged third party operators to manage these hotels and healthcare properties. We believe that: (1) the hotels and healthcare properties we have acquired and/or placed in a RIDEA structure constitute "qualified lodging facilities" and "qualified healthcare properties"; (2) the operators engaged by the operating lessees qualify as "eligible independent contractors" and (3) the rental income from the leases with the operating lessees will qualify as "rents from real property" for purposes of the gross income tests applicable to REITs. We anticipate owning additional health care properties and hotels in RIDEA structures in the future.

        As a result of the GAHR II acquisition, we acquired certain senior living facilities from GAHR II that are held in RIDEA structures. We believe that those senior living facilities are "qualified health care properties," the third-party managers engaged to operate those properties qualify as "eligible independent contractors," and the TRSs that engaged the third-party managers will not be treated as operating or managing any "qualified health care properties." However, the application of the REIT rules to RIDEA structures is complex and not entirely clear in all cases. We believe that if it were determined that the RIDEA structures we acquired from GAHR II do not qualify for the intended tax treatment, we would nevertheless be able to maintain our qualification as a REIT.

  Gross Income Tests—Foreign Currency Gain

        Also as a result of the GAHR II acquisition, we acquired from GAHR II its portfolio of health care properties in the United Kingdom, and our operating income, expenses and distributions from that investment will be denominated in U.K. pound sterling rather than the U.S. dollar. As a result, we expect to have foreign currency gains and losses. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to a "qualified business unit," or "QBU," provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described in the accompanying prospectus under "Federal Income Tax Consequences of Our Status as a REIT."

        "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        We expect that the foreign currency gains recognized by us would likely be excluded from the 75% and 95% gross income tests. The U.S. federal income tax rules regarding foreign currency transactions are complex and limited authority is available regarding the application of such rules. As a result, there can be no assurance that the IRS will not challenge the manner in which we apply such rules to our operations in the United Kingdom. If we were to recognize significant foreign currency gains not excluded from the REIT gross income tests, we could fail to qualify as a REIT.

  Asset Tests

        As discussed in the accompanying prospectus under "Federal Income Tax Consequences of Our Status as a REIT—Requirements for Qualification—Gross Income Tests—Interest," we and our subsidiaries invest in distressed mortgage loans. In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date we agree to acquire or originate the loan; or (2) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. A portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date; or (2) the greater of (a) the current value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date; or (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. We intend to continue to invest in distressed mortgage loans in a manner consistent with maintaining its qualification as a REIT.

  Sale-Leaseback Transactions

        A portion of the properties we acquired from GAHR II in the GAHR II acquisition were initially acquired by GAHR II in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for United States federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income.

Taxation of Non-U.S. Stockholders

        As discussed in the accompanying prospectus under "Federal Income Tax Consequences of Our Status as a REIT—Taxation of Non-U.S. Stockholders," a non-U.S. stockholder generally will not incur tax under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, with respect to gain realized upon a disposition of our common stock as long as we: (1) are not a "United States real property holding corporation" during a specified testing period; or (2) are a domestically controlled qualified investment entity. We believe that, as a result of the GAHR II acquisition, we are a "United States real property holding corporation." However, we believe that we currently are a domestically controlled qualified investment entity, but because our common stock and preferred stock are publicly traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity in the future. Nevertheless, even if we were a "United States real property holding corporation" and were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA as long as our common stock continues to be "regularly traded" on an established securities market. Additionally, because we believe we are treated as a "United States real property holding corporation" after the GAHR II acquisition, we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, each underwriter named below, for whom Deutsche Bank Securities Inc. and UBS Securities LLC are acting as representatives, has severally agreed to purchase from us and the forward purchaser (or its affiliate as the forward purchaser's agent) the number of shares of our common stock set forth opposite such underwriter's name at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement, and we and the forward purchaser have agreed to sell to that underwriter the number of shares of our common stock set forth opposite that underwriter's name at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement.

Underwriters	Number of Shares
Deutsche Bank Securities Inc.	13,800,000
UBS Securities LLC	7,200,000
Morgan Stanley & Co. LLC	7,200,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,000,000
Barclays Capital Inc.	6,000,000
Citigroup Global Markets Inc.	6,000,000
Credit Suisse Securities (USA) LLC	6,000,000
J.P. Morgan Securities LLC	6,000,000
FBR Capital Markets & Co.	600,000
JMP Securities LLC	600,000
MLV & Co. LLC	600,000

Total	60,000,000

        The underwriters are offering the shares of our common stock subject to their acceptance of the shares of our common stock from us or the forward purchaser (or its affiliate as the forward purchaser's agent). The underwriting agreement provides that the obligations of the underwriters to purchase the shares of our common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of our common stock offered by this prospectus supplement, other than those covered by the option to purchase additional shares of our common stock described below, if any of these shares are purchased.

        We have been advised by the underwriters that they propose to offer the shares of our common stock to the public at the public offering price per share set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $0.20 per share under the public offering price. After the public offering, the underwriters may change the offering price and other selling terms.

        The underwriters have been granted an option to purchase up to 9,000,000 additional shares of our common stock within 30 days after the date of this prospectus supplement, which shares would be sold to the underwriters directly by the forward purchaser or its affiliate and/or, in certain circumstances, us, at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement, and the amount of any dividends or distributions declared by us and payable on the shares initially sold by us and/or the forward purchaser in this offering but not payable on these additional shares, subject to the provisions in the following paragraph. Thus, to the extent any of the additional 9,000,000 shares are issued after March 9, 2015, the price per share we and/or the forward purchaser receive from the underwriters for such shares will be reduced by $0.40.

        If such option is exercised, for any such exercise, the number of shares of our common stock underlying the forward sale agreement will be increased based on the number of shares of our common stock that the forward purchaser or its affiliate has sold to the underwriters pursuant to the exercise of such option. If the forward purchaser or its affiliate is unable to borrow, or unable to borrow at a cost no greater than a specified amount, and deliver for sales on the delivery date for the additional shares of our common stock all of the shares of our common stock to be sold pursuant to the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and sell and, under such circumstances, the number of shares of our common stock underlying the forward sale agreement will not be increased in respect of the number of shares of our common stock that we issue and sell to the underwriters pursuant to the exercise of such option.

        If any additional shares of our common stock are purchased by the underwriters pursuant to the exercise of such option, the underwriters will offer the additional shares of our common stock on the same terms as those on which the 60,000,000 initial shares of our common stock are offered.

        The underwriting discounts and commissions per share are equal to the public offering price per share less the amount per share paid by the underwriters to us and the forward purchaser or its affiliate. The underwriting discounts and commissions are approximately 2.7% of the public offering price. The underwriters will receive the following underwriting discounts and commissions, assuming either no exercise or full exercise by the underwriters of their option described above:

		Total
	Per share	Without Exercise of Option	With Full Exercise of Option
Discounts and commissions paid to underwriters	$0.51	$30,600,000	$35,190,000

        If we physically settle in whole the forward sale agreement based upon the initial forward sale price, we expect to receive net proceeds of approximately $1.08 billion (including the proceeds we receive from the issuance and sale by us of the 12,000,000 shares of our common stock we are offering, and assuming that the underwriters have not exercised their option to purchase additional shares of our common stock and after deducting the underwriting discounts and commissions and the estimated expenses related to the offering and the forward sale agreement), subject to certain adjustments as described below, upon settlement of the forward sale agreement.

        In addition, we estimate that the total expenses relating to this offering and the forward sale agreement, excluding underwriting discounts and commissions, will be approximately $4.75 million. We have agreed to reimburse the underwriters for certain legal expenses relating solely to state "Blue Sky" qualifications and FINRA filings, if any.

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, to contribute to payments the underwriters may be required to make because of any of those liabilities, and to reimburse the underwriters for certain expenses.

Forward Sale Agreement

        We have entered into a forward sale agreement with an affiliate of Deutsche Bank Securities Inc. as the forward purchaser relating to an aggregate of 48,000,000 shares of our common stock. In connection with the execution of the forward sale agreement, the forward purchaser or its affiliate is primarily borrowing from third parties and selling in this offering an aggregate of up to 48,000,000 shares of our common stock. If the forward purchaser or its affiliate does not borrow and sell all of the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters (in addition to the shares of our common stock we are otherwise issuing and selling to the underwriters) the number of shares of our common stock not borrowed and delivered by the forward purchaser or its affiliate and under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased in respect of the number of shares of our common stock that we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase the shares of our common stock from the forward purchaser or its affiliates, as described above, will be replaced with the commitment to purchase from us, at the price set forth on the cover page of this prospectus supplement at which the underwriters have agreed to purchase the shares of our common stock from the forward purchaser, the relevant number of shares of our common stock not borrowed and delivered by the forward purchaser or its affiliates.

        If the underwriters exercise their option to purchase additional shares of our common stock, for any such exercise, the number of shares of our common stock underlying the forward sale agreement will be increased based on the number of shares of our common stock that the forward purchaser has sold to the underwriters pursuant to such option. If the forward purchaser is unable to borrow, or unable to borrow at a cost no greater than a specified amount, and deliver for sale on the delivery date for the additional shares all of the common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters, a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser does not borrow and sell and, under such circumstances, the number of shares of our common stock underlying the forward sale agreement will not be increased in respect of the number of shares of our common stock that we issue and sell.

        We will not initially receive any proceeds from the sale of the borrowed shares of common stock by the underwriters but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, at the applicable forward sale price (as described below), from the forward purchaser upon full physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to fully physically settle the forward sale agreement.

        The forward sale agreement generally provides for settlement on one or more settlement dates specified by us within approximately six months after the date of this prospectus supplement, subject to acceleration by the forward purchaser upon the occurrence of certain events. On a settlement date, if we decide to physically settle all or a portion of the forward sale agreement, we will issue our common stock to the forward purchaser under the forward sale agreement at the then-applicable forward sale price multiplied by 0.995. The forward sale price initially will be equal to the public offering price of our common stock in this offering less the underwriting discount and commission per share, as set forth on the cover page of this prospectus supplement. The forward sale agreement provides that the forward sale price will be subject to increase or decrease based on the federal funds rate, less the stock loan rate specified in the forward sale agreement, and subject to decrease by amounts related to expected dividends on our common stock during the term of the forward sale agreement. If the federal funds rate is less than the specified stock loan rate on any day, the interest factor will result in a daily reduction of the forward sale price.

        Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

Accordingly, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price, which is initially $18.14 per share (equal to the public offering price per share less the underwriting discounts and commissions per share, as set forth on the cover page of this prospectus supplement).

        Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under the forward sale agreement. Although we expect to elect full physical settlement and settle the forward sale agreement entirely by delivering our common stock, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude that it is in our interest to cash settle or net share settle. For example, we may conclude that it is in our interest to cash settle or net share settle if we have no then current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying the forward sale agreement. In the event that we elect to cash settle or net share settle, the settlement amount will be generally related to (1)(a) the weighted average of the forward price during the unwind period multiplied by (b) 0.995, minus (c) the weighted average price at which the forward purchaser purchases shares of our common stock during the unwind period multiplied by (2) the number of shares of our common stock underlying the forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a positive number, the forward purchaser will pay us that amount or deliver to us a number of shares of our common stock having a value equal to such amount. If this settlement amount is a negative number, we will pay the forward purchaser the absolute value of that amount or deliver to the forward purchaser a number of shares of our common stock having a value equal to the absolute value of such amount.

        In connection with any cash settlement or net share settlement, we would expect the forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate's, hedge position in respect of its forward sale agreement. The purchase of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser is obligated to deliver to us) upon net share settlement. See "Risk Factors—Risks Related to the Forward Sale Agreement."

        The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to settle on a date specified by the forward purchaser if (1) the forward purchaser is unable, after using commercially reasonable efforts, to or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to its forward sale agreement; (2) the forward purchaser is unable after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement or that, with respect to borrowing such number of shares of our common stock it would incur a rate that is greater than a specified amount, subject to a prior notice requirement; (3) we declare a dividend or distribution on our common stock of (i) any cash dividend other than a quarterly cash dividend in an amount equal to $0.40, (ii) share capital or other securities of another issuer acquired or owned (directly or indirectly) by us as a result of a spin-off or similar transaction, (iii) any other type of securities (other than our common stock), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by the forward purchaser or (iv) any "Extraordinary Dividend"

(as determined in accordance with the forward sale agreement); (4) the traded price per share of our common stock falls below one-half of the initial forward price; (5) an extraordinary event (as such term is defined in such forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) occurs, or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or (6) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement, our bankruptcy or a change in law (as such terms are defined in the forward sale agreement). The forward purchaser's decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the physical settlement provisions irrespective of our capital needs which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See "Risk Factors—Risks Related to the Forward Sale Agreement."

No Sales of Similar Securities

        Each of our executive officers and directors has agreed with the underwriters, for a period of 30 days after the date of this prospectus supplement, subject to limited exceptions, not to offer, sell or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock owned by them, without the prior written consent of Deutsche Bank Securities Inc. We have also agreed with the underwriters, for a period of 30 days after the date of this prospectus supplement, not to sell or issue any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock (except for shares of our common stock sold pursuant to this offering, the forward sale agreement or under our dividend reinvestment plan or shares or options or stock-based awards granted under our employee stock purchase plan) without the prior written consent of Deutsche Bank Securities Inc., except that we may issue shares upon exercise of such options or redemption of such stock-based awards and issue shares in other limited circumstances, including issuing shares of our common stock upon the exchange by holders of our exchangeable notes and filing post-effective amendments to our effective shelf registration statements covering the resale of those shares or a prospectus supplement, in either case, for the purpose of naming selling securityholders.

        Deutsche Bank Securities Inc. may, in its discretion and at any time without notice, release all or any portion of the securities subject to these agreements.

Underwriter Activities

        The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

        In connection with the offering, the underwriters may purchase and sell our shares in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of our shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters' option.

        Naked short sales are any sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of our shares made by the underwriters in the open market prior to the completion of the offering.

        The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short-covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our shares. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on Internet websites maintained by the underwriters of this offering. Other than this prospectus supplement and the accompanying prospectus, in electronic format, the information on the underwriters' websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, or the registration statement of which the accompanying prospectus and this prospectus supplement form a part.

Relationship with Underwriters and Forward Purchaser

        The underwriters, the forward purchaser and/or their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters, the forward purchaser and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates from time-to-time for which they have received customary fees and reimbursement of expenses and may, from time-to-time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters, the forward purchaser and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

        We are engaged in customary financing arrangements with affiliates of Deutsche Bank Securities Inc., one of the representatives of the underwriters in this offering and an affiliate of the forward purchaser and with affiliates of UBS Securities LLC, one of the representatives of the underwriters in this offering, and with affiliates of Morgan Stanley & Co. LLC, Merrill Lynch, Pierce,

Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Capital Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, each of which is an underwriter in this offering. These affiliates may receive a portion of the proceeds of this offering to the extent that we elect to use the proceeds to satisfy our obligations under these financing arrangements. UBS Securities LLC served as our financial advisor in connection with the distribution of NSAM to our common stockholders on June 30, 2014 and served as our financial advisor in connection with our GAHR II acquisition. In addition, UBS Securities LLC and Deutsche Bank Securities Inc. are serving as our financial advisors in connection with the Proposed European Spin.

        Affiliates of certain of the underwriters in this offering, including Deutsche Bank Securities Inc. and UBS Securities LLC, are lenders under our $500.0 million corporate revolving credit facility and will receive their pro rata portion of the net proceeds from our sale of the 20,000,000 shares we are offering and any net proceeds that we receive upon the settlement of the forward sale agreement if those proceeds are used to repay outstanding borrowings under this credit facility. Deutsche Bank Securities Inc. serves as the Sole Lead Arranger and the Sole Bookrunner of this credit facility and its affiliate serves as the administrative agent and collateral agent of this credit facility.

Selling Restrictions

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        The underwriters may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

  Notice to Prospective Investors in Australia

        This offering memorandum is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

        The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

        This prospectus supplement and the accompanying prospectus do not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement and the accompanying prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

  Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer to the public has been or will be made of any shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State, except that, with effect from and including the Relevant Implementation Date, an offer to the public of shares in that Relevant Member State may be made in circumstances where such offer shall not result in a requirement for us, any underwriter or the forward purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive, provided that the shares can otherwise be lawfully marketed or sold in compliance with the applicable rules and regulations of each such Relevant Member State. See also the section below headed "Notice to Prospective Investors in the United Kingdom".

        This prospectus supplement and the accompanying prospectus do not constitute a "prospectus" for the purposes of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public", or any similar expression, in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for such shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

  Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Notice to Prospective Investors in Japan

        Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Notice to Prospective Investors in Qatar

        The shares described in this prospectus supplement and the accompanying prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement and the accompanying prospectus are intended for the original recipient only and must not be provided to any other person. This prospectus supplement and the accompanying prospectus are not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

  Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 2289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

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  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

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  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

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  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000

    (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

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  where no consideration is or will be given for the transfer; or

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  where the transfer is by operation of law.

  Notice to Prospective Investors in Switzerland

        The distribution of shares in Switzerland will be exclusively made to, and directed at, regulated qualified investors (the "Regulated Qualified Investors"), as defined in Article 10 (3)(a) and (b) of the Swiss Collective Investment Schemes Act of 23 June 2006, as amended ("CISA"). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority (FINMA) and no Swiss representative or paying agent has been or will be appointed in Switzerland. This Prospectus Supplement and/or any other offering materials relating to the shares may be made available in Switzerland solely to Regulated Qualified Investors.

  Notice to Prospective Investors in the United Arab Emirates

        This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC"). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

        The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

  Notice to Prospective Investors in the United Kingdom

        This prospectus supplement, the accompanying prospectus and any investment activity to which it relates, is available only to and will be engaged in only with persons in the United Kingdom to whom it may lawfully be communicated pursuant to an exemption from section 21 of the Financial Services and Markets Act 2000 (any such person being referred to as a "relevant person"). This document may not be acted or relied on in the United Kingdom by anyone who is not a relevant person.

  Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares of common stock to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

 VALIDITY OF COMMON STOCK

        The validity of the common stock offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, our Maryland counsel. In addition, certain legal matters will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. The description of the federal income tax consequences contained herein in the section entitled "Additional Material Federal Income Tax Consequences" and the description in the accompanying prospectus entitled "Federal Income Tax Consequences of Our Status as a REIT" is based on the opinion of Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters by Hunton & Williams LLP. Hunton & Williams LLP performs legal services for us on an ongoing basis, including with respect to certain tax matters.

EXPERTS

        The audited consolidated financial statements, schedules, and management's assessment of the effectiveness of internal control over financial reporting of NorthStar Realty Finance Corp. and subsidiaries incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Ranger Predecessor for the period from January 1, 2013 to June 27, 2013 and the combined financial statements of Eclipse Predecessor for the year ended December 31, 2013 incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of INK Acquisition, LLC & Affiliates incorporated by reference into this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and schedule of Griffin-American Healthcare REIT II, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prospectus

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
and Units

        We may from time-to-time offer to sell our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities. We may also offer units comprising one or more of the other securities described in this prospectus in any combination. We will determine when we sell securities the amount of securities to be sold and the prices and other terms on which such securities will be sold. We may sell securities to or through underwriters, through dealers, through agents, directly to purchasers on a continuous or delayed basis and as otherwise described in this prospectus. This prospectus also relates to shares of our common stock that may be sold from time-to-time by certain selling stockholders.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet, which will precede the prospectus supplement.

        In each prospectus supplement we will include the following information:

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  The names of the underwriters, dealers or agents, if any, through which we will sell the securities.

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  The terms of the plan of distribution for the sale of the securities.

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  The proposed amount of securities, if any, which the underwriters will purchase.

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  The compensation, if any, of those underwriters, dealers or agents.

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  The public offering price of the securities.

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  Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

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  If applicable, the name of any selling stockholder and the number of shares of common stock to be sold by the selling stockholder.

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  Any other material information about the offering and sale of the securities.

        Our common stock is traded on the New York Stock Exchange under the symbol "NRF." On July 16, 2014, the last reported sale price of our common stock was $16.48 per share.

        Investment in these securities involves a high degree of risk. See "Risk Factors" beginning on page 8.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2014.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities or units in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. That prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Certain Documents by Reference." You should read both this prospectus and any prospectus supplement together with additional information described below in the section entitled "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement and any information incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        Unless otherwise noted or unless the context otherwise requires, all references in this prospectus to "we," "us," "our," "our Company" or similar references means NorthStar Realty Finance Corp. including its consolidated subsidiaries, and references to "NorthStar" refer only to NorthStar Realty Finance Corp. and not its subsidiaries, in each case after giving effect to the spin-off of our asset management business on June 30, 2014 into NorthStar Asset Management Group Inc., or NSAM, a separate publicly traded company. References to "NSAM" or "our manager" are to NSAM and its consolidated subsidiaries, unless the context otherwise requires.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document that we have filed with the SEC at the SEC's Public Reference Room at the following address:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the address above. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

        In addition, we make available on our website at www.nrfc.com our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (and any amendments to those reports) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as practicable after they have been electronically filed with the SEC. Unless otherwise specified, information contained on our website, available by hyperlink from our website or on the SEC's website, is not incorporated into this prospectus.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" into this prospectus the information NorthStar files with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information NorthStar files with the SEC from the date of this prospectus will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference the documents listed below, which NorthStar has already filed with the SEC, and any future filings NorthStar makes with the SEC as described below. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K:

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  our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014, and Amendment No. 1 to our Form 10-K, filed on Form 10-K/A on March 20, 2014;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 9, 2014;

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  our Current Reports on Form 8-K filed on January 31, 2014, February 27, 2014, (to the extent filed and not furnished), February 28, 2014, (to the extent filed and not furnished), March 6, 2014, March 17, 2014, March 25, 2014, March 28, 2014, March 31, 2014, April 3, 2014, May 12, 2014, May 15, 2014, May 16, 2014, June 10, 2014 and July 1, 2014;

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  the description of NorthStar's common stock contained in NorthStar's registration statement on Form 8-A filed on October 25, 2004, as it may be amended from time-to-time;

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  the description of NorthStar's 8.75% Series A Cumulative Redeemable Preferred Stock contained in NorthStar's registration statement on Form 8-A filed on September 14, 2006, as it may be amended from time-to-time;

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  the description of NorthStar's 8.25% Series B Cumulative Redeemable Preferred Stock contained in NorthStar's registration statement on Form 8-A filed on February 7, 2007, as it may be amended from time-to-time;

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  the description of NorthStar's 8.875% Series C Cumulative Redeemable Preferred Stock contained in NorthStar's registration statement on Form 8-A filed on October 5, 2012, as it may be amended from time-to-time;

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  the description of NorthStar's 8.500% Series D Cumulative Redeemable Preferred Stock contained in NorthStar's registration statement on Form 8-A filed on April 5, 2013, as it may be amended from time-to-time; and

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  the description of NorthStar's 8.75% Series E Cumulative Redeemable Preferred Stock contained in NorthStar's registration statement on Form 8-A filed on May 14, 2014, as it may be amended from time-to-time.

        We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. Requests for these documents should be directed to us at the following address:

NorthStar Realty Finance Corp.
Attention: General Counsel
399 Park Avenue, 18th Floor
New York, NY 10022
Telephone: (212) 547-2600

        We are also incorporating by reference any future filings that NorthStar makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, except to the extent that all or any portion of such filing is "furnished" rather than "filed" by NorthStar with the SEC for purposes of Section 18 of the Exchange Act or otherwise. You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the address above.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, those relating to the operating performance of our investments, our financing needs, the effects of our current strategies and investment activities, our ability to grow following the spin-off of our asset management business and entry into a long-term management contract with an affiliate of NSAM and our ability to raise and effectively deploy capital. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements and you should not unduly rely on these statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward-looking statements. These factors include, but are not limited to:

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  adverse economic conditions and the impact on the commercial real estate industry;

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  access to debt and equity capital and our liquidity;

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  our use of leverage;

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  our ability to obtain mortgage financing on our real estate portfolio;

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  the effect of economic conditions on the valuation of our investments;

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  our ability to acquire attractive investment opportunities;

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  the spin-off of our asset management business may not have the full or any strategic and financial benefits that we expect or such benefits may be delayed or may not materialize at all;

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  our performance pursuant to a long-term management contract with an affiliate of NSAM, as our manager, and the effects of becoming an externally managed company, including the payment of substantial base and potential incentive fees to our manager, the allocation of investments by our manager among us and the manager's other managed companies and various conflicts of interest in our relationship with NSAM;

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  our ability to grow and profit from our commercial real estate debt origination operations;

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  the impact of adverse conditions effecting a specific asset class in which we have investments, such as manufactured housing, healthcare, hotel and limited partnership interests in real estate private equity funds;

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  performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

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  the impact of economic conditions on the tenants/operators of the real property that we own as well as on the borrowers of the commercial real estate debt we originate and acquire and the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest;

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  tenant/operator or borrower defaults or bankruptcy;

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  illiquidity of properties in our portfolio;

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  our ability to realize the value of the bonds and equity we purchased and/or retained in our collateralized debt obligation, or CDO, financing transactions and other securitization financing transactions and our ability to complete securitization financing transactions on terms that are acceptable to us, if at all;

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  our ability to meet various coverage tests with respect to our CDO financing transactions;

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  our ability to realize current and expected return over the life of our investments;

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  any failure in our due diligence to identify all relevant facts in our underwriting process or otherwise;

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  credit rating downgrades;

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  our ability to manage our costs in line with our expectations and the impact on our cash available for distribution, or CAD;

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  environmental compliance costs and liabilities;

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  effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

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  competition for investment opportunities;

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  our ability to close on the recent commitments to acquire real estate investments and engage in joint venture transactions on the terms contemplated or at all;

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  the possibility that the net asset value of interests in certain real estate private equity funds we acquired do not necessarily reflect the fair value of such fund interests or that the actual amount of our future capital commitments underlying such fund interests varies materially from our expectations;

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  regulatory requirements with respect to our business and the related cost of compliance;

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  changes in laws or regulations governing various aspects of our business;

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  the loss of our exemption from the definition of an "investment company" under the Investment Company Act of 1940, as amended;

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  competition for qualified personnel and our ability to retain key personnel;

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  the effectiveness of our manager's portfolio management techniques and strategies;

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  failure to maintain effective internal controls;

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  compliance with the rules governing real estate investment trusts; and

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  the factors described in our Form 10-K, under the heading "Risk Factors," and described in our other filings with the SEC.

        The foregoing list of factors is not exhaustive. Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the SEC.

        New factors that could cause actual results to differ materially from those described in forward-looking statements after the date hereof emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward looking statement. Any forward looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.

 INFORMATION ABOUT THE COMPANY

        We are a diversified commercial real estate investment company. We invest in multiple asset classes across commercial real estate, or CRE, that we expect will generate attractive risk-adjusted returns and may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments, both in the United States and internationally. Effective June 30, 2014, we operate a commercial real estate debt origination business but are otherwise externally managed and advised by an affiliate of NSAM. The Company is a Maryland corporation formed in October 2003 and completed its initial public offering in October 2004. We conduct our operations so as to continue to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

        Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "NRF." Our principal executive office is located at 399 Park Avenue, 18th Floor, New York, New York 10022 and our phone number is (212) 547-2600.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be amended and updated from time-to-time by our future filings under the Exchange Act. For more information, see "Where You Can Find More Information" in this prospectus.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of common stock by selling stockholders.

 DESCRIPTION OF DEBT SECURITIES

        Please note that in this section entitled "Description of Debt Securities," references to NorthStar Realty Finance Corp., "we," "our" and "us" refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in our debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

Debt Securities May Be Senior or Subordinated

        We may issue senior or subordinated debt securities. Except as otherwise described in the applicable prospectus, neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or any of our subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of NorthStar Realty Finance Corp.

        The senior debt securities will be issued under our senior debt indenture described below, as it may be supplemented from time-to-time, and will rank equally with all of our other senior unsecured and unsubordinated debt.

        The subordinated debt securities will be issued under our subordinated debt indenture described below, as it may be supplemented from time-to-time, and will be subordinate in right of payment to all of our "senior indebtedness," as defined in the subordinated debt indenture, as it may be supplemented from time-to-time. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities. Our senior indebtedness is, and any additional senior indebtedness will be, structurally subordinate to the indebtedness of our subsidiaries. See "—Our Debt Securities Are Structurally Subordinated to Indebtedness of Our Subsidiaries" below.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

        The senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and the trustee under the indentures. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. At or prior to the time of offering of our debt securities, we will appoint a trustee under the applicable indenture. We will identify who that trustee is in the applicable prospectus supplement.

        The trustee under each indenture has two main roles:

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  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under "—Default, Remedies and Waiver of Default."

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  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities under either debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

        As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in an accompanying prospectus supplement relating to your debt security and, if applicable, modify or replace the general terms described in this section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

        Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.

        The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

        The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

        When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Our Debt Securities Are Structurally Subordinated to Indebtedness of Our Subsidiaries

        Because our assets consist principally of interests in the subsidiaries through which we own our assets and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Furthermore, because one of our subsidiaries is a partnership in which we are a general partner, we may be liable for its obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

This Section Is Only a Summary

        The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and the prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statements. See "Where You Can Find More Information" for information on how to obtain copies of them.

        This section and the prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and the prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

        The indentures and the debt securities will be governed by New York law.

Currency of Debt Securities

        Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a "specified currency." The specified currency for a debt security will be U.S. dollars, unless the prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below under "—Payment Mechanics for Debt Securities."

Form of Debt Securities

        We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which we describe below under "Legal Ownership and Book-Entry Issuance—What is a Global Security?," which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below in the section entitled "Legal Ownership and Book-Entry Issuance."

        In addition, we will issue each debt security in fully registered form, without coupons.

Information in the Prospectus Supplement

        A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

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  the title of the debt securities;

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  whether they are senior debt securities or subordinated debt securities;

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  any limit on the aggregate principal amount of the debt securities of the same series;

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  the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

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  the stated maturity;

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  the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

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  the price at which we originally issue the debt securities, expressed as a percentage of the principal amount and the original issue date;

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  whether the debt securities are fixed-rate debt securities, floating-rate debt securities or indexed debt securities;

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  if the debt securities are fixed-rate debt securities, the annual rate at which the debt securities will bear interest, if any, and the interest payment dates;

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  the regular record date for any interest payable on any interest payment date;

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  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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  if the debt securities are floating-rate debt securities, the interest rate benchmark; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

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  any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

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  if the debt securities may be converted into or exchanged for our common stock or preferred stock or other securities, the terms on which the conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option, the period during which exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of our common stock or preferred stock or such other securities;

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  if the debt securities are also original issue discount debt securities, the yield to maturity;

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  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

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  if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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  if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

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  the applicability of any provisions described below under "—Defeasance and Covenant Defeasance;"

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  the depositary for the debt securities, if other than The Depository Trust Company, or DTC, and any circumstances under which the holder may request securities in non-global form;

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  the applicability of any provisions described below under "—Default, Remedies and Waiver of Default;"

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  any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described below under "—Covenants;"

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

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  the material federal income tax considerations applicable to the debt securities; and

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  any other terms of the debt securities, which could be different from those described in this prospectus.

Redemption and Repayment

        Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless the prospectus supplement specifies one or more repayment dates.

        If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

        If the prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

        If the prospectus supplement specifies a repayment date, the debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

        If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, except as otherwise described in the prospectus supplement, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below under "—Notices."

        If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

        Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time-to-time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted to merge or consolidate with another entity. We are also permitted to sell our assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all the following conditions are met:

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  If the successor entity in the transaction is not us, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.

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  Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

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  We or any successor entity, as the case may be, must take such steps as will be necessary to secure debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of NorthStar Realty Finance Corp. would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

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  We have delivered to the trustee an officers' certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell assets in an amount that does not constitute a sale of our assets substantially as an entirety.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time-to-time, including all debt securities we have issued and will issue under the senior debt indenture.

        The subordinated debt indenture defines "senior debt" as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is: (a) for money borrowed; (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind; or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, "interest" includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, "indebtedness of us" includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, "indebtedness of us" for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

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  in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

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  in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;

  •
  if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in clause (a) above.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

        The following covenants apply to NorthStar Realty Finance Corp. with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement.

        Existence.    Except as described above under "—Mergers and Similar Transactions," we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of Taxes and Other Claims.    We are required to pay or discharge or cause to be paid or discharged: (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary; and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Defeasance and Covenant Defeasance

        The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement.

        Full Defeasance.    If there is a change in federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  We must deposit in trust for the benefit of all holders of those debt securities a combination of (a) money and (b) U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

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  (a) No event of default under the indenture may have occurred and be continuing and (b) no event of default described in the sixth bullet point under "—Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

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  There must be a change in current federal income tax law or an Internal Revenue Service, or IRS, ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you would recognize gain or loss on your debt security; and

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  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

        Covenant Defeasance.    Under current federal income tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

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  The requirement to secure the debt securities equally and ratably with all new indebtedness in the event of a consolidation;

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  The covenants regarding existence and payment of taxes and other claims;

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  Any additional covenants that the prospectus supplement states are applicable to your debt security; and

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  The events of default resulting from a breach of covenants, described below in the fourth, fifth and sixth bullet points under "—Default, Remedies and Waiver of Default—Events of Default."

        If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

  Events of Default

        Unless the prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

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  We do not pay interest on any debt security of that series within 30 days after the due date;

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  We do not pay the principal or any premium of any debt security of that series on the due date;

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  We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

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  We remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after we sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

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  We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

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  If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  Remedies If an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in so doing, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

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  The holder of your debt security must give the trustee written notice of a continuing event of default;

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  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

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  The trustee must not have taken action for 60 days after the above steps have been taken; and

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  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

  Waiver of Default

        The holders of a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

  We Will Give the Trustee Information About Defaults Annually

        We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below in the section entitled "Legal Ownership and Book-Entry Issuance."

Changes of the Indentures Requiring Each Holder's Approval

        There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

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  change the stated maturity for any principal or interest payment on a debt security;

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  reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

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  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

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  change the currency of any payment on a debt security;

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  change the place of payment on a debt security;

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  impair a holder's right to sue for payment of any amount due on its debt security;

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  reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

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  reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

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  change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

        We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

        Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

        We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holders of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

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  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

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  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

        In each case, the required approval must be given by written consent.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging and similar transactions, which we describe above under "—Mergers and Similar Transactions." If the requisite holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under "—Changes of the Indentures Requiring Each Holder's Approval," unless that holder approves the waiver.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

  Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding:"

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  if it has been surrendered for cancellation or cancelled;

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  if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

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  if we have fully defeased it as described above under "—Defeasance and Covenant Defeasance—Full Defeasance;"

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  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

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  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

  Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

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  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

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  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time-to-time and the principal amount is not to be determined until a later date; or

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  Determining Record Dates for Action by Holders

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time-to-time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time-to-time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

        Unless we indicate otherwise in the prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

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  in denominations of $1,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for our common stock or preferred stock, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

  Who Receives Payment?

        If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "—Payment and Record Dates for Interest." If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

  Payment and Record Dates for Interest

        Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed-rate debt security will be payable semiannually on or about each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed-rate debt security will be on or about May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating-rate debt security will be on or about the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

        Business Day.    The term "business day" means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

  How We Will Make Payments Due in U.S. Dollars

        We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time-to-time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance—What Is a Global Security?"

        Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

  How We Will Make Payments Due in Other Currencies

        We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies as in effect from time-to-time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement,

DTC will be the depositary for all debt securities in global form. We understand that DTC's policies, as currently in effect, are as follows.

        Unless otherwise indicated in the prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

  •
  on or before the applicable regular record date, in the case of a payment of interest; or

  •
  on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

        Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the twelfth DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

        DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

        If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

        If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "—Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

        Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

        Payments on Non-Global Debt Securities.    Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

        If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

        Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

        Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

        Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

        A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

        When the Specified Currency is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

        The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

        Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time-to-time after the original issue date of the debt security without your consent and without notifying you of the change.

        All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

  Payment When Offices Are Closed

        If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "—Payment and Record Dates for Interest."

  Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time-to-time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

  Unclaimed Payments

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time-to-time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF WARRANTS

        Please note that in this section entitled "Description of Warrants," references to NorthStar Realty Finance Corp., "we," "our" and "us" refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise. The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, depositary shares, units, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock, common stock or units consisting of one or more of those types of securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

        Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

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  The title of such warrants.

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  The offering price for such warrants, if any.

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  The aggregate number of such warrants.

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  The securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of one or more of those types of securities).

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  The exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration).

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  The period during which the warrants may be exercised.

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  Any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise.

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  If applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security.

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  If applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable.

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  The date on which the right to exercise such warrants shall commence and the date on which such right shall expire.

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  If applicable, the minimum or maximum amount of such warrants that may be exercised at any one time.

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  The place or places where warrants can be presented for exercise or for registration of transfer or exchange.

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  The material federal income tax considerations applicable to the warrants.

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  Any other material terms of the warrants.

 DESCRIPTION OF COMMON AND PREFERRED STOCK

        Please note that in this section entitled "Description of Common and Preferred Stock," references to NorthStar Realty Finance Corp., "we," "our" and "us" refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise. The following description of the terms of our stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, or MGCL, our charter and bylaws. Our charter and bylaws have previously been filed with the SEC and are incorporated herein by reference and this summary is qualified in its entirety thereby.

General

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and up to 250,000,000 shares of preferred stock, $0.01 par value per share, of which: (i) 2,900,000 shares are classified as 8.75% Series A Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series A Preferred Stock; (ii) 14,920,000 shares are classified as 8.25% Series B Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series B Preferred Stock; (iii) 5,750,000 shares are classified as 8.875% Series C Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series C Preferred Stock; (iv) 8,050,000 shares are classified as 8.500% Series D Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series D Preferred Stock; and (v) 10,350,000 shares are classified as 8.75% Series E Cumulative Redeemable Preferred Stock, $25 liquidation preference per share, or Series E Preferred Stock. We refer to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, collectively, as the Preferred Stock. In addition, our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. At July 16, 2014, there were issued and outstanding 188,596,952 shares of common stock, 2,466,689 shares of Series A Preferred Stock, 13,998,905 shares of Series B Preferred Stock, 5,000,000 shares of Series C Preferred Stock, 8,000,000 shares of Series D Preferred Stock and 10,000,000 shares of Series E Preferred Stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Common Stock

        All shares of common stock that may be offered by this prospectus will be, upon payment therefor, duly authorized, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities, including the liquidation preferences of our Preferred Stock. These rights are subject to the preferential rights of any other class or series of our stock (including the Preferred Stock) and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

        Subject to our charter restrictions on transfer and ownership of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as expressly provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer and ownership of stock, all shares of common stock will have equal dividend, liquidation and other rights.

        Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with or convert into another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless approved by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these matters (other than certain amendments to the provisions of our charter relating to the removal of directors and charter amendments) may be approved by a majority of all of the votes entitled to be cast on the matter. Also, because many of our assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

        Our charter allows our board of directors to amend our charter to increase the number of authorized shares of common or preferred stock, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Prior to issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of stock and the express terms of any class of series of stock outstanding at the time, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

        Therefore, our board of directors could authorize the issuance of additional shares of common or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Preferred Stock

        Our Series A Preferred Stock and Series B Preferred Stock, which we refer to as the Series A/B Preferred Stock, and the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, which we refer to as the Series C/D/E Preferred Stock, rank senior to the Junior Shares (as defined under "—Dividends" below), including shares of our common stock, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any shares of Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the votes entitled to be cast by the holders of Preferred Stock and any other Voting Preferred Shares (as defined below), voting as a single class. However, we may create additional classes or series of stock, amend our charter to increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on a parity with the Preferred Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, or Parity Shares, without the consent of any holder of Preferred Stock.

  Dividends

        Holders of Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors, and declared by us out of assets legally available for payment, cumulative cash dividends at the applicable stated rate. The stated rate for the Series A Preferred Stock is 8.75% of the $25 liquidation preference per share, or $2.1875 per share, per annum, the stated rate for the Series B Preferred Stock is 8.25% of the $25 liquidation preference per share, or $2.0625 per share, per annum, the stated rate for the Series C Preferred Stock is 8.875% of the $25 liquidation preference per share, or $2.21875 per share, per annum, the stated rate for the Series D Preferred Stock is 8.500% of the $25 liquidation preference per share, or $2.125 per share, per annum, and the stated rate for the Series E Preferred Stock is 8.75% of the $25 liquidation preference per share, or $2.1875 per share, per annum.

        As used in this description of Preferred Stock: (i) the term "dividend" does not include dividends payable solely in shares of Junior Shares on Junior Shares, or in options, warrants or rights to subscribe for or purchase any Junior Shares; and (ii) the term "Junior Shares" means our common stock and any other class or series of our stock that ranks junior, as to the payment of dividends or amounts upon liquidation, dissolution and winding up of NorthStar, to the Preferred Stock.

  Series A/B Preferred Stock

        If following a "Series A/B change of control" (as defined in the next paragraph), the Series A Preferred Stock or Series B Preferred Stock, as the case may be, is not listed on the NYSE or the NYSE MKT or quoted on NASDAQ, holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, will be entitled to receive, when and as authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at an increased rate from, but excluding, the first date on which both the Series A/B change of control has occurred and the applicable series of Preferred Stock is not so listed or quoted. The increased rate will apply for as long as the Series A Preferred Stock or Series B Preferred Stock, as the case may be, is not so listed or quoted. The increased rate for the Series A Preferred Stock is 9.75% of the $25 liquidation preference per share, or $2.4375 per share, per annum and the increased rate for the Series B Preferred Stock is 9.25% of the $25 liquidation preference per share, or $2.3125 per share, per annum.

        For purposes of the Series A/B Preferred Stock, a "Series A/B change of control" shall be deemed to have occurred at such time as: (i) the date a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of NorthStar; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of our consummation of a merger or share exchange with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled to vote in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. "Voting stock" shall mean stock of any class or kind having the power to vote generally in the election of directors.

  Series C/D/E Preferred Stock

        Holders of Series C/D/E Preferred Stock will not be entitled to receive any increased rate of dividend upon a change of control of NorthStar.

  Special Optional Redemption

  Series A/B Preferred Stock

        If at any time following a "Series A/B change of control" (as defined above, under "—Dividends"), the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, is not listed on the NYSE or the NYSE Amex or quoted on NASDAQ, we will have the option to redeem the Series A Preferred Stock or the Series B Preferred Stock, as applicable, in whole but not in part, within 90 days after the first date on which both the Series A/B change of control has occurred and the Series A Preferred Stock or Series B Preferred Stock, as the case may be, is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared) to the redemption date.

  Series C/D/E Preferred Stock

        Upon the occurrence of a Series C/D/E Preferred Change of Control (as defined below), we may, at our option, redeem the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, in whole, at any time, or in part, from time-to-time, within 120 days after the first date on which such Series C/D/E Preferred Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a dividend payment record date and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in the redemption price). If, prior to the Series C/D/E Preferred Change of Control Conversion Date (as defined under "—Conversion Rights of Preferred Stock"), we have provided notice of our election to redeem some or all of the shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be (whether pursuant to our optional redemption right described below or this special optional redemption right), the holders of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, will not have the conversion right described below under "—Conversion Rights of Preferred Stock" with respect to the shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, called for redemption.

        A "Series C/D/E Preferred Change of Control" is deemed to occur when, after the issuance of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, the following have occurred: (1) (i) a "person", including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock, or (ii) the consummation of a merger or share exchange of us with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange; and (2) following the closing of any transaction referred to in clause (1) above, neither we nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange.

  Optional Redemption

        We may not redeem the Preferred Stock prior to five years from the date of its issuance, which, for the Series A Preferred Stock such five year period ended on September 14, 2011, for the Series B Preferred Stock such five year period ended on February 7, 2012, for the Series C Preferred Stock such five year period will end on October 11, 2017, for the Series D Preferred Stock such five year period will end on April 10, 2018 and for the Series E Preferred Stock such five year period will end on May 15, 2019, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or pursuant to our special optional redemption right, as described under "—Special Optional Redemption." On or after five years from the date of its original issuance, we may, at our option, upon not less than 30 nor more than 60 days' written notice with respect to the Series A/B Preferred Stock or upon not less than 30 nor more than 90 days' written notice with respect to the Series C/D/E Preferred Stock, redeem the Preferred Stock, in whole or in part, at any time or from time-to-time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

  Liquidation Preference

        The holders of Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of NorthStar, whether voluntary or involuntary, $25.00 per share of Preferred Stock (the "Liquidation Preference") plus an amount per share of Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.

        Until the holders of Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of NorthStar. If, upon any liquidation, dissolution or winding up of NorthStar, our assets or proceeds thereof, distributable among the holders of the Preferred Stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Preferred Stock and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. None of: (i) a consolidation or merger of NorthStar with one or more entities; (ii) a statutory share exchange by NorthStar; or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of NorthStar.

  Voting Rights

        We may create additional classes of Parity Shares and Junior Shares, amend our charter to increase the authorized number of Parity Shares (including additional shares of the Preferred Stock) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Preferred Stock. Except as indicated below, the holders of Preferred Stock will have no voting rights.

        As used below in this "—Voting Rights" section, the term Parity Shares shall mean (a) with respect to the Series A/B Preferred Stock and the Series C/D/E Preferred Stock, any shares that rank on parity with the Series A/B Preferred Stock and Series C/D/E/ Preferred Stock as to the payment of dividends and amounts upon liquidation, dissolution or winding up; and (b) with respect to any other Voting Preferred Shares (as defined below), shares designated as on parity with such shares. With respect to voting, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are Parity Shares of each other.

        If and whenever six quarterly dividends (whether or not consecutive) payable on the Preferred Stock or any Parity Shares are in arrears, whether or not earned or declared, the number of members then constituting our board of directors will be increased by two and the holders of Preferred Stock, voting together as a single class with the holders of any other series of Parity Shares having like voting rights (shares of any such series or class, including the Series A/B Preferred Stock, the "Voting Preferred Shares"), will have the right to elect two additional board members (notwithstanding the fact that the terms of the Series A/B Preferred Stock only provide for the election of one such director), or "Preferred Directors," at an annual meeting of stockholders or a properly called special meeting of the holders of the Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders until all such dividends have been paid and dividends for the then current quarterly period on the Preferred Stock and such Voting Preferred Shares have been paid or declared and set apart for payment. For the avoidance of doubt, in the election of the two Preferred Directors, any outstanding shares of Series C/D/E Preferred Stock, Series A/B Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series C/D/E Preferred Stock, Series A/B Preferred Stock and other Voting Preferred Shares shall be required to elect each Preferred Director. In the event that the Series A/B Preferred Stock remains outstanding, but none of the Series C/D/E Preferred Stock remains outstanding, the current right of the Series A/B Preferred Stock to elect two directors upon the non-payment of six quarterly dividends shall, as originally contemplated by the terms of the Series A/B Preferred Stock, return to the right to elect only one director. Whenever all arrears in dividends on the Preferred Stock and the Voting Preferred Shares then outstanding have been paid and full dividends on the Preferred Stock and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Preferred Stock and the Voting Preferred Shares to elect two Preferred Directors will cease, the terms of office of each Preferred Director will terminate and the number of members of the board of directors will be reduced accordingly. However, the right of the holders of the Preferred Stock and the Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed.

        The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Preferred Stock and all series of Voting Preferred Shares, acting as a single class regardless of series, either at a meeting of stockholders or by written consent, is required in order: (i) to amend, alter or repeal any provisions of our charter, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Preferred Stock or any series of Voting Preferred Shares, unless in connection with any such amendment, alteration or repeal, each share of Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for equity interests of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Preferred Stock (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Preferred Stock or Voting Preferred Shares, the consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of all series similarly affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Voting

Preferred Shares as a class); or (ii) to authorize, create, or increase the authorized amount of, any class or series of capital stock or any security convertible into shares of any class or series having rights senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

  Conversion Rights of Preferred Stock

  Series A/B Preferred Stock

        The outstanding shares of Series A/B Preferred Stock are not convertible into or exchangeable for any other property or securities of our Company.

  Series C/D/E Preferred Stock

        Upon the occurrence of a Series C/D/E Preferred Change of Control (as defined under "—Special Optional Redemption"), each holder of Series C/D/E Preferred Stock will have the right, subject to our election, to redeem the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, as described above under "—Optional Redemption" and "—Special Optional Redemption," prior to the Series C/D/E Preferred Change of Control Conversion Date (as defined below), to convert each share of the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, held by such holder on the Series C/D/E Preferred Change of Control Conversion Date into a number of shares of our common stock equal to the lesser of: (i) the quotient obtained by dividing (a) the sum of the $25.00 liquidation preference per share of Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, plus the amount of any accrued and unpaid dividends thereon to, but not including, the Series C/D/E Preferred Change of Control Conversion Date (unless the Series C/D/E Preferred Change of Control Conversion Date occurs after a dividend payment record date and prior to the corresponding dividend payment date for the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (b) the Common Stock Price (as defined below), and (ii) (A) with respect to the Series C Preferred Stock, 7.69231 (the "Series C Share Cap"), (B) with respect to the Series D Preferred Stock, 5.2966 (the "Series D Share Cap") and (C) with respect to the Series E Preferred Stock, 3.2196 (the "Series E Share Cap" and, together with the Series C Share Cap and the Series D Share Cap, the "Share Cap"), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common stock. As a result of the one-for-two reverse stock split completed on June 30, 2014, each of the Share Caps referred to in the prior sentence was adjusted to equal the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the applicable Share Cap by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to the reverse stock split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such reverse stock split.

        The "Series C/D/E Preferred Change of Control Conversion Date" is the date the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described in our charter regarding the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock, as the case may be, to their respective holders.

        The "Common Stock Price" is (i) if the consideration to be received in the Series C/D/E Preferred Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Series C/D/E Preferred Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Series C/D/E Preferred Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Series C/D/E Preferred Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Transfer Restrictions

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

        Our charter contains restrictions on the number of shares of our stock that a person may own. No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of the outstanding shares of our stock. In addition, no person, including entities, may acquire or hold, directly or indirectly, our common stock in excess of 9.8% (in value or number, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

        Our charter further prohibits: (i) any person from beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in our owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (ii) any person from transferring shares of our stock if the transfer would result, if effective, in our stock being owned by fewer than 100 persons. Any person who acquires or who attempts or intends to acquire shares of our stock that may violate any of these restrictions or who is the intended transferee of shares of our stock which are transferred to the trust is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

        The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT (or that compliance is no longer required for REIT qualification). Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from these limits, subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter.

        Any attempted transfer of shares of our stock that would result in shares of our stock being owned by fewer than 100 persons will be null and void, and the intended transferee shall acquire no rights in such shares. Any attempted transfer of our stock which, if effective, would result in any other violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the proposed transferee will not acquire any rights in the shares. If the automatic transfer to the trust would not be effective for any reason to prevent the violation of the above limitations, then the transfer of that number of shares of stock that otherwise would cause the violation will be null and void, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the purported transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, effective as of the date that the shares of stock are transferred to the trust, the trustee will have the authority, at the trustee's discretion, to: (i) rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (ii) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If necessary to protect our qualification as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred. Furthermore, our charter grants our board of directors the authority to take other actions, including the redemption of shares of stock, that it deems advisable to prevent a violation of the transfer and ownership restrictions described above.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of: (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee, net of any commission and other expenses of sale, from the sale or other disposition of the shares held in trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then: (i) the shares shall be deemed to have been sold on behalf of the trust; and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding stock is required, within 30 days after the end of each taxable year, to give us written notice stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our stock is American Stock Transfer & Trust Company, LLC, New York, New York.

DESCRIPTION OF DEPOSITARY SHARES

        Please note that in this section entitled "Description of Depositary Shares," references to NorthStar Realty Finance Corp., "we," "our" and "us" refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise. The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time-to-time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement, which we will file with the SEC in connection with an issuance of depositary shares.

        We may issue depositary shares evidenced by depositary receipts representing interests in shares of a particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

        While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

        Dividends and Other Distributions.    Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

        Withdrawal of Preferred Stock.    A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

        Redemption of Depositary Shares.    Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

        Voting.    Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

        Conversion.    If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

        Amendment and Termination of a Deposit Agreement.    We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

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  All outstanding depositary shares to which it relates have been redeemed.

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  Each share of preferred stock has been converted into or exchanged for common stock.

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  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

        Miscellaneous.    There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

 DESCRIPTION OF UNITS

        Please note that in this section entitled "Description of Units," references to NorthStar Realty Finance Corp., "we," "our" and "us" refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise. We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

 LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

        Each debt security, warrant, purchase contract, unit, share of common stock, preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

  Book-Entry Owners

        We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

  Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

  Legal Holders

        Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

  Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more depositaries.

        Each series of securities will have one or more of the following as the depositaries:

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  The Depository Trust Company, New York, New York;

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  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear;"

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  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream;" and

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  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The prospectus supplement will not indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

  Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her own name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "—Who Is the Legal Owner of a Registered Security?;"

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  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time-to-time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

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  The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time-to-time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

  Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who Is the Legal Owner of a Registered Security?"

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

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  if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

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  in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

        If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

  Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

        As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

  Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL and our charter and bylaws. Our charter and bylaws have been previously filed with the SEC, and are incorporated herein by reference and this summary is qualified in its entirety thereby.

Our Board of Directors

        Our charter and bylaws provide that, subject to the rights of holders of one or more classes or series of preferred stock, the number of our directors may be established by our board of directors but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors (except by a substantial affirmative vote) and filling the vacancies created by the removal with their own nominees.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combinations: (i) between us and NorthStar Capital Investment Corp. or any of its affiliates; and (ii) between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between NorthStar and any of them. As a result, such parties may be able to enter into business combinations with NorthStar that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

        The business combination statute may discourage others from trying to acquire control of NorthStar and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Amendment to Our Charter

        Our charter, except its provisions relating to removal of directors and certain charter amendments related thereto, may be amended only if declared advisable by our board of directors and, to the extent stockholder approval is required, approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Dissolution

        The dissolution of NorthStar must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        Through provisions in our charter and bylaws, we already: (i) require a two-thirds vote for the removal of any director from the board; (ii) vest in the board the exclusive power to fix the number of directorships and fill vacancies on the board; and (iii) require, unless called by our chairman of the board, president, chief executive officer or our board, the request of holders of a majority of outstanding shares to call a special meeting. Our charter prohibits us from classifying our board through an election under Subtitle 8 of Title 3 of the MGCL.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the discretion of our board of directors; or (iii) by a stockholder of record, both at the time of giving notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only: (i) by our board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a stockholder of record, both at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter relating to removal of directors and filling vacancies on our board, the restrictions on ownership and transfer of our shares and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Indemnification for Liabilities of Our Directors, Officers and Controlling Persons

        Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        Our charter authorizes and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of NorthStar and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of NorthStar and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of NorthStar in any of the capacities described above and any employee or agent of NorthStar or a predecessor of NorthStar.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        We have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify such directors and officers to the maximum extent permitted by Maryland law and that we pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of NorthStar, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of NorthStar to NorthStar or to the stockholders of NorthStar, (c) any action asserting a claim against NorthStar or any director or officer or other employee of NorthStar arising pursuant to any provision of the MGCL or the charter or bylaws of NorthStar, or (d) any action asserting a claim against NorthStar or any director or officer or other employee of NorthStar that is governed by the internal affairs doctrine.

 FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

        This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant. Hunton & Williams LLP has acted as our special tax counsel, has reviewed this summary and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the extent discussed in "—Taxation of Tax-Exempt Stockholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals and foreign corporations (except to the extent discussed in "—Taxation of Non-U.S. Stockholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our securities;

  •
  subchapter S corporations;

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies or REITs;

  •
  trusts and estates;

  •
  holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding our securities through a partnership or similar pass-through entity; and

  •
  persons holding a 10% or more (by vote or value) beneficial interest in our stock.

        This summary assumes that securityholders hold securities as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        WE URGE YOU TO CONSULT YOUR TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

        We and our former indirect parent, NorthStar Realty Finance Corp. (the "NRF Predecessor"), each elected to be taxed as a REIT under the federal income tax laws commencing with our taxable years ended December 31, 2004. We believe that we and NRF Predecessor have operated in a manner qualifying us and NRF Predecessor as REITs since those elections (in the case of NRF Predecessor through its merger into us on June 30, 2014) and we intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its securityholders. These laws are highly technical and complex.

        In the opinion of Hunton & Williams LLP, we and NRF Predecessor qualified to be taxed as REITs under the federal income tax laws for our taxable years ended December 31, 2010 through December 31, 2013 (and in the case of NRF Predecessor, its short taxable year ended June 30, 2014), and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable years ending December 31, 2014 and in the future. Investors should be aware that Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court and speaks as of the date issued. In addition, Hunton & Williams LLP's opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and income and the future conduct of our business and ownership of our stock, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of share ownership and the percentage of earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Hunton & Williams LLP's opinion does not foreclose the possibility that we or NRF Predecessor may have to use one or more of the REIT savings provisions described below, which would require us or NRF Predecessor to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of the failure to qualify as a REIT, see "—Requirements for Qualification—Failure to Qualify." Unless otherwise noted below, the discussion of the REIT qualification rules below apply to us and NRF Predecessor.

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT. Nonetheless, we will be subject to federal income tax in the following circumstances:

        We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to stockholders.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, by an entity other than a taxable REIT subsidiary, or TRS, held primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Requirements for Qualification—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

  •
  the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

  •
  a fraction intended to reflect our profitability.

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  If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under "—Requirements for Qualification—Asset Tests"), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests in order to remain qualified as a REIT.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure in order to remain qualified as a REIT.

  •
  If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

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  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the ten-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

    •
    the amount of gain that we recognize at the time of the sale or disposition, and

    •
    the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment an immediate tax when the asset is acquired.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below under "—Requirements for Qualification—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including domestic TRSs, are subject to federal corporate income tax.

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  If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by "disqualified organizations." Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "—Requirements for Qualification—Taxable Mortgage Pools." A "disqualified organization" includes:

  •
  the United States;

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  any state or political subdivision of the United States;

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  any foreign government;

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  any international organization;

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  any agency or instrumentality of any of the foregoing;

  •
  any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

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  any rural electrical or telephone cooperative.

        We have concluded that our existing assets and financings will not generate excess inclusion income in 2014 or any future year. In addition, we have adopted a policy whereby we will not acquire any assets that will produce excess inclusion income for our stockholders. As a result, although no assurance can be provided, it is not expected that we will generate excess inclusion income.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

        A REIT is a corporation, trust or association that meets each of the following requirements:

  1.
  It is managed by one or more trustees or directors.

  2.
  Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain our qualifications as a REIT.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

  9.
  It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

        We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements.

        We entered into a long-term management agreement with an affiliate of NSAM pursuant to which we delegated certain management responsibilities. We have been advised by counsel that entering into that management agreement should not cause us to cease to satisfy requirement 1 above, which requires that a REIT be managed by one or more trustees or directors. If the IRS successfully asserted that our management agreement caused us to fail to satisfy requirement 1, we may be required to pay a $50,000 penalty tax or may fail to qualify as a REIT. See "—Failure to Qualify."

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" are treated as assets, liabilities and items of income, deduction and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of any partnership, and any other partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly, or a subsidiary partnership, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described under "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

        We currently own, and may in the future acquire, limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we able to qualify for a statutory REIT "savings" provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

        Ownership of Private REITs.    We recently acquired a portfolio of senior living facilities, a portion of which is held through a private REIT, or Ranger REIT. We believe that Ranger REIT was organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes. However, if Ranger REIT were to fail to qualify as a REIT, then: (i) Ranger REIT would become subject to regular corporate income tax as described in "—Requirements for Qualification—Failure to Qualify;" and (ii) our ownership of the equity in Ranger REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See "—Requirements for Qualification—Asset Tests." If Ranger REIT were to fail to qualify as a REIT, it is possible that we would not satisfy the 75% asset test, the 10% vote test, the 5% asset test, and/or the 10% value test with respect to our interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions, as described in "—Requirements for Qualification—Asset Tests." We may invest in other private REITs in the future.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging facility or a health care facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility or a qualified health care property solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An "eligible independent contractor" is, generally, with respect to any qualified lodging facility or qualified health care property, any independent contractor (as defined in Section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified lodging facility or qualified health care property, such contractor (or any related person) is actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. We refer to an arrangement in which qualified health care properties or qualified lodging facilities are leased to a TRS, which, in turn, engages "eligible independent contractors" to operate such properties as a "RIDEA structure."

        Domestic TRSs are subject to federal income tax, and state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate applicable to qualified dividend income.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        We and NRF Predecessor have each made a TRS election with respect to N-Star Real Estate CDO I, Ltd., the issuer in our first collateralized debt obligation, or CDO transaction. We have also made TRS elections with respect to other foreign TRSs, including foreign TRS CDO issuers. The Code and Treasury regulations promulgated thereunder provide a specific exemption from federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stocks and securities (or any other activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Our foreign TRSs intend to rely on such exemption, and do not intend to operate so as to be subject to federal income tax on their net income. Therefore, despite their status as TRSs, our foreign TRSs generally would not be subject to federal corporate income tax on their earnings. No assurance can be given, however, that the IRS will not challenge this treatment. If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that our foreign TRSs would have available to distribute to us and to pay to their creditors. Notwithstanding these rules, any gain recognized by a foreign corporation with respect to U.S. real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that our foreign TRSs will hold U.S. real property other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.

        Certain U.S. stockholders of certain non-U.S. corporations, such as our foreign TRSs, are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We are generally required to include in income, on a current basis, the earnings of our foreign TRSs. For a discussion of the treatment of the income inclusions from our foreign TRSs under the gross income tests, see "—Gross Income Tests."

        We and Ranger REIT have also made TRS elections with respect to certain domestic entities, including TRSs used to facilitate RIDEA structures. For example, Ranger REIT holds a portfolio of senior living facilities in a RIDEA structure. We believe that the senior living facilities held in the RIDEA structure are "qualified health care properties" and that each of the third party operators that the TRSs of Ranger REIT engaged to operate those properties qualifies as an "eligible independent contractor." Additionally, we recently acquired a joint venture interest in a portfolio of 47 hotel properties. The investment is organized in a RIDEA structure pursuant to which we invested in: (1) a joint venture partnership owning the fee interests in the hotels through a disregarded subsidiary; and (2) the joint venture partnership owning the operating lessees through a TRS. The operating lessees have engaged a third party operator to manage the hotels. We believe that: (1) the hotels we acquired through this venture constitute "qualified lodging facilities;" (2) the operator engaged by the operating lessees qualifies as an "eligible independent contractor;" and (3) the rental income from the leases with the operating lessees will qualify as "rents from real property" for purposes of the gross income tests applicable to REITs.

        A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us give rise to TMPs, with the consequences described in the next paragraph.

        If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT's income will be treated as "excess inclusion income" and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder's share of excess inclusion income: (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (3) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. IRS guidance indicates that our excess inclusion income, if any, will be allocated among our stockholders in proportion to our dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by "disqualified organizations." To the extent that our stock owned by "disqualified organizations" is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest corporate rate on the portion of our excess inclusion income allocable to the stock held on behalf of the disqualified organizations. See "—Taxation of Our Company" for a discussion of "disqualified organizations." A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income, if any, allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.

        If one of our subsidiary partnerships (not wholly-owned by us directly or indirectly through one or more disregarded entities), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our gross income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

        In general, we currently own and expect to own 100% of the equity in entities that are TMPs. Consequently, the net income from such assets and liabilities would not be subject to corporate-level tax, even if they were to be treated as a TMP, although the excess inclusion rules described above apply. However, as discussed above, we have concluded that our existing financings will not generate excess inclusion income in 2012 or any future year, and we have adopted a policy whereby we will not acquire any assets that will produce excess inclusion income for our stockholders. As a result, although no assurance can be provided, it is not expected that we will generate excess inclusion income.

  Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets;

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  income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; and

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  income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from "qualified hedging transactions," as defined in "—Hedging Transactions," that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test and for "qualified hedging transactions" entered into after July 30, 2008, the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from our real property will qualify as "rents from real property" which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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  Second, rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either: (1) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space; or (2) the TRS leases a qualified lodging facility or qualified health care property and engages an eligible independent contractor (as defined above in "—Taxable REIT Subsidiaries") to operate such facility or property on its behalf. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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  Third, if rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See "—Taxable REIT Subsidiaries."

        As described above under "—Taxable REIT Subsidiaries," we currently own a portfolio of lodging facilities through a RIDEA structure, and Ranger REIT owns a portfolio of senior living facilities through a RIDEA structure. As noted above, we believe that the rent we and Ranger REIT will receive from the operating lessees under these RIDEA structures will qualify as "rents from real property" for purposes of the gross income tests applicable to REITs.

        Interest.    The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

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  an amount that is based on a fixed percentage or percentages of receipts or sales; and

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  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

        Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (1) the date we agreed to acquire or originate the loan; or (2) as discussed further below, in the event of a "significant modification," the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. See "—Asset Tests" below.

        We originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

        Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

        We and our subsidiaries also hold certain participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans originated by other lenders. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that our (and our subsidiaries') participation interests qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments generally will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

        Many of the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting our mortgage-backed securities have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a "significant modification," such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

        We and our subsidiaries have also acquired distressed mortgage loans. Revenue Procedure 2011-16 provides that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (1) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (2) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. We have and will invest in distressed mortgage loans in a manner that consistent with maintaining our qualification as a REIT.

        We and our subsidiaries have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see "—Asset Tests" below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, including Ranger REIT, will be qualifying income for purposes of both gross income tests.

        We treat, and NRF Predecessor treated, certain income inclusions received with respect to equity investments in foreign TRSs as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The IRS has issued several private letter rulings to other taxpayers concluding that similar income inclusions will be treated as qualifying income for purposes of the 95% gross income test. Those private letter rulings can only be relied upon by the taxpayers to whom they were issued. No assurance can be provided that the IRS will not successfully challenge our treatment of such income inclusions.

        Distribution of NSAM.    On June 30, 2014, we distributed to our common stockholders the common stock of NSAM, which owns our former asset management business, in the form of a tax-deferred distribution, or the Distribution. In connection with the Distribution, we received opinions of counsel to the effect that, among other things, the Distribution should be treated as a tax-deferred distribution under Section 355 of the Code. We have not sought, and will not receive, a private letter ruling from the IRS regarding the tax consequences of the Distribution. The opinions we received were based on our representations and certain assumptions. If the representations or assumptions are untrue or incomplete in any material respect, the Distribution may not be treated as a tax-deferred transaction. Moreover, the opinions we received were based on existing federal income tax law, which is subject to change, possibly on a retroactive basis, and are not binding on the IRS or any court. Accordingly, no assurance can be provided that the opinions we received will not be successfully challenged by the IRS.

        If the Distribution did not qualify as a tax-deferred distribution for federal income tax purposes, we would recognize taxable gain equal to the excess of the fair market value of the NSAM common stock distributed over our adjusted tax basis in such stock. The gain from that taxable sale may cause us to fail to satisfy the 75% gross income test. Unless that failure qualifies for a statutory "REIT savings provision," we will fail to qualify as a REIT for our 2014 taxable year and we would be prohibited from electing REIT status for the following four taxable years. See "—Failure to Satisfy the Gross Income Tests" below.

        Even if the Distribution otherwise qualifies as a tax-deferred distribution, it might be taxable to us under Section 355(e) of the Code if 50% or more of either the total voting power or the total fair market value of the our stock or the NSAM stock is acquired as part of a plan or series of related transactions that include the Distribution. If Section 355(e) of the Code applies as a result of such an acquisition, we would recognize a taxable gain as described above.

        Fee Income.    We receive various fees in connection with our operations. Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income and profits. Other fees, such as origination and servicing fees, fees for acting as a broker-dealer and fees for managing investments for third parties, are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

        Hedging Transactions.    From time-to-time, we and our subsidiaries enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items, and futures and forward contracts. Income and gain from "qualified hedging transactions" is excluded from gross income for purposes of the 95% gross income test, and, for hedging transactions entered into after July 30, 2008, the 75% gross income test. A "qualified hedging transaction" means either: (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; and (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements in order to be treated as a qualified hedging transaction. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        COD Income.    From time-to-time, we and our subsidiaries recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time-to-time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years;

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either: (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies; (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year; or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of that safe harbor when disposing of assets. We cannot assure you, however, that we can comply with that safe harbor or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        We have acquired various properties as a result of foreclosure or when foreclosure was imminent and may make foreclosure property elections with respect to some or all of those properties.

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

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  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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  following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.

  Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables and money market funds;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  stock in other REITs;

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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  regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote or value test.

        Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

        For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or, in the case of the 5% asset test and 10% vote or value test, TRS debt or equity, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if: (1) the debt is not convertible, directly or indirectly, into equity; and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either: (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield; or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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  Any loan to an individual or an estate;

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  Any "section 467 rental agreement" other than an agreement with a related party tenant;

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  Any obligation to pay "rents from real property;"

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  Certain securities issued by governmental entities;

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  Any security issued by a REIT;

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We believe that our holdings of securities and other assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in CDO transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See "—Gross Income Tests." Although our mezzanine loans typically do not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. We will continue to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests. As noted above, we recently acquired Ranger REIT, and we have and may invest in the stock of other entities that intend to qualify as REITs. We believe that any stock that we have and will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which we own stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to our investment in such a disqualified REIT. Consequently, if a REIT in which we own stock fails to qualify as a REIT, we could fail one or more of the asset tests described above. To the extent we invest in other REITs, we intend to do so in a manner that will enable us to continue to satisfy the REIT asset tests.

        As discussed above under "—Gross Income Tests," we and our subsidiaries invest in distressed mortgage loans. In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date we agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases. We intend to continue to invest in distressed mortgage loans in a manner consistent with maintaining our qualification as a REIT.

        We intend to continue monitoring the status of our assets for purposes of the various asset tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If at the end of any calendar quarter we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if: (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million); and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our qualification as a REIT if we: (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure; (2) we file a description of each asset causing the failure with the IRS; and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if: (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration; or (b) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the stockholders in the year in which paid and the distributions in clause (b) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year;

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  95% of our REIT capital gain income for such year; and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        We believe that the former operating partnership of NRF Predecessor properly elected to defer, under Section 108(i) of the Code, the recognition of COD income generated from repurchasing its debt at a discount. If the IRS successfully challenges that election, NRF Predecessor may be treated as having failed to pay sufficient dividends to satisfy the 90% distribution requirement and/or avoid the corporate income tax and the 4% nondeductible excise tax. We may be required to correct any failure to meet the 90% distribution requirement by paying deficiency dividends (as further described below) to our stockholders and an interest charge to the IRS in a later year.

        It is possible that, from time-to-time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. See, for example, the discussion of excess inclusion income above under "—Taxable Mortgage Pools." Other potential sources of non-cash taxable income include gain recognized on the deemed exchange of distressed debt that has been modified, real estate and securities that have been financed through securitization structures, such as the CDO structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities that we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange borrowings or other means of raising capital to meet the distribution requirements. Additionally, we may, if possible, pay taxable dividends of our stock or debt to meet the distribution requirements.

        Pursuant to Revenue Procedure 2010-12, the IRS created a temporary safe harbor authorizing publicly-traded REITs to make elective cash/stock dividends. That safe harbor has expired. However, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/stock dividends. Those rulings may only be relied upon by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and stock in later years. NRF Predecessor previously made taxable distributions of its common stock pursuant to Revenue Procedure 2010-12. We have no current intention to make a taxable dividend payable in our stock.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

  Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.

  Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a

REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to most stockholders taxed at individual rates would generally be taxable at capital gains tax rates. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

        The term "U.S. stockholder" means a holder of our stock that for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to federal income taxation regardless of its source; or

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  a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our stock by the partnership.

        Taxation of U.S. Stockholders on Distributions on Our Stock.    As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends.

        Dividends paid to U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the preferential tax rate for qualified dividend income. The maximum tax rate for qualified dividend income is 20%. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see "—Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher federal income tax rate applicable to ordinary income, which is a maximum rate of 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends to the extent attributable: (1) to dividends received by us from non-REIT corporations, such as domestic TRSs; and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our net taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock become ex-dividend. In addition, dividends paid to certain individuals, trusts and estates whose income exceeds certain levels are subject to a 3.8% Medicare tax.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder's stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted tax basis in its stock, such stockholder will recognize long-term capital gain or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our stock, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

        Taxation of U.S. Stockholders on the Disposition of Our Stock.    In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

        Taxation of U.S. Stockholders on a Redemption of Preferred Stock.    A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above under "—Taxation of U.S. Stockholders on the Disposition of Our Stock"). The redemption will satisfy such tests if it: (1) is "substantially disproportionate" with respect to the U.S. stockholder's interest in our stock; (2) results in a "complete termination" of the U.S. stockholder's interest in all our classes of our stock; or (3) is "not essentially equivalent to a dividend" with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under "—Taxation of U.S. Stockholders on Distributions on Our Stock." In that case, a U.S. stockholder's adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder's remaining stock holdings in us. If the U.S. stockholder does not retain any of our shares, such basis could be transferred to a related person that holds our stock or it may be lost.

        Under proposed Treasury Regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder's basis in all its shares of the redeemed class exceeded such portion.

        The proposed Treasury Regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. stockholder's remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury Regulations will ultimately be finalized.

        Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. In addition, capital gains recognized by certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our U.S. stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. In addition, our dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders. See "—Requirements for Qualification—Taxable Mortgage Pools." Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derives from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see "—Requirements for Qualification"); and

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  either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a holder of our stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our stock, including any reporting requirements.

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See "—Requirements for Qualification—Taxable Mortgage Pools." If a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        If we are treated as a "United States real property holding corporation," as described below, we will be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        A U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

        For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in "United States real property holding corporations," which are corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        Capital gain distributions to a non-U.S. stockholder that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as: (1) our stock is "regularly traded" on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 5% of the applicable class of our stock at any time during the one-year period prior to the distribution. As a result, so long as the applicable class of our stock is "regularly traded" on an established securities market in the United States, non-U.S. stockholders owning 5% or less of that class of our stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If a class of our stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of the applicable class of stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder's proportionate share of such tax paid by is exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

        A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we: (1) are not a "United States real property holding corporation" during a specified testing period; or (2) are a domestically controlled qualified investment entity. We believe that we currently are not a "United States real property holding corporation" but no assurance can be provided that we will not become a "United States real property holding corporation" in the future. In addition, we believe that we currently are a domestically controlled qualified investment entity, but because our common stock and our preferred stock are publicly traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity in the future. However, even if we were a "United States real property holding corporation" and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the applicable class of our stock at all times during a specified testing period would not incur tax under FIRPTA if that class of stock is "regularly traded" on an established securities market. Because so long as the applicable class of our stock is regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA with respect to any such gain unless it owns, actually or constructively, more than 5% of that class of stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. stockholder that is a corporation. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (1) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Information Reporting Requirements and Backup Withholding; Shares Held Offshore

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        A U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

  Tax Aspects of Our Investments in Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in any subsidiary partnerships or limited liability companies that we form or acquire and that we intend to treat as partnerships for U.S. federal income tax purposes (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification or the check-the-box regulations; and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the 90% passive income exception. Treasury regulations, or the PTP regulations, provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if: (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act; and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if: (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership; and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion or another safe harbor under the PTP regulations or is otherwise not treated as a publicly traded partnership. We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.

        If for any reason a Partnership in which we owned more than 10% of the equity were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See "—Requirements for Qualification—Gross Income Tests" and "—Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Requirements for Qualification—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

  Income Taxation of the Partnerships and their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in a tax-deferred transaction in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

        Basis in Partnership Interest.    Our adjusted tax basis in any Partnership generally is equal to:

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  the amount of cash and the basis of any other property contributed by us to the Partnership;

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  increased by our allocable share of the Partnership's income and our allocable share of indebtedness of the Partnership; and

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  reduced, but not below zero, by our allocable share of the Partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the Partnership.

        If the allocation of our distributive share of the Partnership's loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the Partnership's distributions or any decrease in our share of the indebtedness of the Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to Partnerships.    The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. The Partnership's initial basis in contributed properties acquired in exchange for units of the Partnership should be the same as the transferor's basis in such properties on the date of acquisition. Although the law is not entirely clear, the Partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.

  Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. See "—Requirements for Qualification—Gross Income Tests." We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes

        We and/or you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our security holders may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to securityholders against their federal income tax liability. You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

 PLAN OF DISTRIBUTION

        We or a selling stockholder may sell the securities offered by this prospectus to or through one or more underwriters or dealers for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We will not receive any proceeds from the sale of common stock by a selling stockholder.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We or a selling stockholder also may, from time-to-time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. In addition, any shares of common stock of selling stockholders that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

        Securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (iv) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement. In addition, in connection with a sale of common stock by a selling stockholder, at the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        Each selling stockholder is responsible for paying any discount, commission, concession or other compensation associated with the sale of his or her common stock pursuant to this prospectus. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, and, if applicable, a selling stockholder to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Any securities issued hereunder (other than common stock, our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and our Series E Preferred Stock) will be new issues of securities with no established trading market. Any underwriters, dealers or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of these securities may also create a "short position" for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Any underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and the operating partnership and its subsidiaries in the ordinary course of business.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        The validity of any common stock, preferred stock, debt securities, depositary shares, warrants or units issued under this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland, our Maryland counsel, or Sullivan & Cromwell LLP, our special New York counsel. Certain federal income tax matters will be passed upon for us by Hunton & Williams LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

 EXPERTS

        The financial statements, schedules, and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

60,000,000 Shares

Common Stock

Deutsche Bank Securities
UBS Investment Bank
Morgan Stanley
BofA Merrill Lynch
Barclays
Citigroup
Credit Suisse
J.P. Morgan
FBR
JMP Securities
MLV & Co.

Prospectus Supplement

March 3, 2015